Exhibit 3.1
Cert. No.: 607457
Companies Act 2014
PUBLIC LIMITED COMPANY
CONSTITUTION
OF
OCTAVE INTELLIGENCE PUBLIC LIMITED COMPANY
MEMORANDUM OF ASSOCIATION
(as amended by all resolutions passed up to and including 27 April 2026)
1.    The name of the Company is Octave Intelligence Public Limited Company.
2.    The Company is a public limited company, registered under Part 17 of the Companies Act 2014.
3.    The objects for which the Company is established are:
3.1    To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.
3.2    To carry on the businesses of manufacturer, distributor, wholesaler, retailer, service provider, investor, designer, trader and any other business (except the issuing of policies of insurance) which may seem to the Company’s board of directors capable of being conveniently carried on in connection with these objects or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.
3.3    To carry on all or any of the businesses as aforesaid either as a separate business or as the principal business of the Company.
3.4    To invest and deal with the property of the Company in such manner as may from time to time be determined by the Company’s board of directors and to dispose of or vary such investments and dealings.
3.5    To borrow or raise money or capital in any manner and on such terms and subject to such conditions and for such purposes as the Company’s board of directors shall think fit or expedient, whether alone or jointly and/or severally with any other person or company, including, without prejudice to the generality of the foregoing, whether by the issue of debentures or debenture stock (perpetual or otherwise) or otherwise, and to secure, with or without consideration, the payment or repayment of any money borrowed, raised or owing or any debt, obligation or liability of the Company or of any other person or company whatsoever in such manner and on such terms and conditions as the Company’s board of directors shall think fit or expedient and, in particular by mortgage, charge, lien, pledge or debenture or any other security of whatsoever nature or howsoever described, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, and to purchase, redeem or pay off any such securities or borrowings and also to accept capital contributions from any person or company in any manner and on such terms and conditions and for such purposes as the Company’s board of directors shall think fit or expedient.
3.6    To lend and advance money or other property or give credit or financial accommodation to any company or person in any manner either with or without security and whether with or without the payment of interest and upon such terms and conditions as the Company’s board of directors shall think fit or expedient.
3.7    To guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the Company’s property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the Company’s board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any company which is for the time being the Company’s holding company or another subsidiary (as defined by the Act) of the Company’s holding company or a subsidiary of the Company or otherwise associated with the Company (including any arrangements of the Company or any of its subsidiaries described in paragraph 3.19), in each case notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect, from entering into any such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.
3.8    To grant, convey, assign, transfer, exchange or otherwise alienate or dispose of any property of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof or for shares, debentures or securities and whether by way of gift or otherwise as the Company’s board of directors shall deem fit or expedient and where the property consists of real property to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Company’s board of directors shall deem appropriate.
3.9    To purchase, take on, lease, exchange, rent, hire or otherwise acquire any property and to acquire and undertake the whole or any part of the business and property of any company or person.

3.10    To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting out and improving buildings and conveniences and by planting, paving, draining, farming, cultivating, letting and by entering into building leases or building agreements and by advancing money to and entering into contracts and arrangements of all kinds with builders, contractors, architects, surveyors, purchasers, vendors, tenants and any other person.
3.11    To construct, improve, maintain, develop, work, manage, carry out or control any property which may seem calculated directly or indirectly to advance the Company’s interest and to contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.
3.12    To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.
3.13    To engage in currency exchange, interest rate and commodity transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange, interest rate or commodity hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose.
3.14    As a pursuit in itself or otherwise and whether for the purpose of making a profit or avoiding a loss or managing a currency, interest rate or commodity exposure or any other exposure or for any other purpose whatsoever, to engage in any currency exchange transactions, interest rate transactions and commodity transactions, derivative and/or treasury transactions and any other financial or other transactions, including (without prejudice to the generality of the foregoing) securitisation, treasury and/or structured finance transactions, of whatever nature in any manner and on any terms and for any purposes whatsoever, including, without prejudice to the generality of the foregoing, any transaction entered into in connection with or for the purpose of, or capable of being for the purposes of, avoiding, reducing, minimising, hedging against or otherwise managing the risk of any loss, cost, expense, or liability arising, or which may arise, directly or indirectly, from a change or changes in any interest rate or currency exchange rate or in the price or value of any property, asset, commodity, index or liability or from any other risk or factor affecting the Company’s business, including but not limited to dealings whether involving purchases, sales or otherwise in foreign currency, spot and/or forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and/or any such other currency or interest rate or commodity or other hedging, treasury or structured finance arrangements and such other instruments as are similar to, or derived from any of the foregoing.
3.15    To apply for, establish, create, purchase or otherwise acquire, sell or otherwise dispose of and hold any patents, trademarks, copyrights, brevets d’invention, registered designs, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information and any invention and to use, exercise, develop or grant licences in respect of or otherwise turn to account or exploit the property, rights or information so held.
3.16    To enter into any arrangements with any governments or authorities, national, local or otherwise and to obtain from any such government or authority any rights, privileges and concessions and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.
3.17    To establish, form, register, incorporate or promote any company or companies or person, whether inside or outside of Ireland.
3.18    To procure that the Company be registered or recognised whether as a branch or otherwise in any country or place.
3.19    To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction and to engage in any transaction in connection with the foregoing.
3.20    To acquire or amalgamate with any other company or person.
3.21    To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.
3.22    To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.
3.23    To make gifts to any person or company including, without prejudice to the generality of the foregoing, capital contributions and to grant bonuses to the directors or any other persons or companies who are or have been in the employment of the Company including substitute directors and any other officer or employee.
3.24    To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors, ex-directors, employees or ex-employees of the Company or any subsidiary of the Company or the dependants or connections of such persons, and to grant pensions and allowances upon such terms and in such manner as the Company’s board of directors think fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company’s board of directors may think advisable.
3.25    To establish and contribute to any scheme for the purchase of shares or subscription for shares in the Company, its holding company or any of its or their respective subsidiaries, to be held for the benefit of the employees or former employees of the Company or any subsidiary of the Company including any person who is or was a director holding a salaried employment or office in the Company or any subsidiary of the Company and to lend or otherwise provide money to the trustees of such schemes or the employees or former employees of the Company or any subsidiary of the Company to enable them to purchase shares of the Company, its holding company or any of its or their respective subsidiaries and to formulate and carry into effect any scheme for sharing the profits of the Company, its holding company or any of its or their respective subsidiaries with its employees and/or the employees of any of its subsidiaries.
3.26    To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or in or about the formation or promotion of the Company or the conduct of its business.
3.27    To obtain any Act of the Oireachtas or provisional order for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.
3.28    To adopt such means of making known the products of the Company as may seem expedient and in particular by advertising in the press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.
3.29    To undertake and execute the office of trustee and nominee for the purpose of holding and dealing with any property of any kind for or on behalf of any person or company; to act as trustee, nominee, agent, executor, administrator, registrar, secretary, committee or attorney generally for any purpose and either solely or with others for any person or company; to vest any property in any person or company with or without any declared trust in favour of the Company.
3.30    To pay all costs, charges, fees and expenses incurred or sustained in or about the promotion, establishment, formation and registration of the Company.
3.31    To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with any person or company.
3.32    To distribute the property of the Company in specie among the members or, if there is only one, to the sole member of the Company.

3.33    To do all such other things as the Company’s board of directors may think incidental or conducive to the attainment of the above objects or any of them.
NOTE: it is hereby declared that in this memorandum of association:
a)    the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity; and
b)    it is intended that the objects specified in each paragraph in this clause shall, except where otherwise expressed in such paragraph, be separate and distinct objects of the Company and shall not be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the order in which the paragraphs of this clause occur or the name of the Company.
4.    The liability of the members is limited.
5.    The authorised share capital of the Company is $100,000,000 and €25,000, divided into 4,500,000,000 A Ordinary Shares of $0.01 each (“A Ordinary Shares”), 4,500,000,000 B Ordinary Shares of $0.01 each (“B Ordinary Shares”), 1,000,000,000 preferred shares of $0.01 each and 25,000 deferred shares of €1.00 each.
6.    The shares forming the capital, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

OCTAVE INTELLIGENCE PUBLIC LIMITED COMPANY
ARTICLES OF ASSOCIATION
(as amended by all resolutions passed up to and including 27 April 2026)
Interpretation and general
1.    Sections 83, 84 and, for the avoidance of doubt, 117(9) of the Act shall apply to the Company but, subject to that, the provisions set out in these Articles shall constitute the whole of the regulations applicable to the Company and no other “optional provisions” as defined by section 1007(2) of the Act shall apply to the Company.
2.    In these Articles:
2.1    “Act”, means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;
2.2    “Acting in Concert”, has the meaning given to it in the Takeover Rules and, to the extent applicable from time to time, the Irish Takeover Panel Act 1997 and the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006, in each case as amended from time to time;
2.3    “Adoption Date”, means the effective date of adoption of these Articles;
2.4    “Approved Nominee”, means a person appointed under contractual arrangements with the Company to hold shares or rights or interests in shares of the Company on a nominee basis;
2.5    “Article”, means an article of these Articles;
2.6    “Articles”, means these articles of association as from time to time and for the time being in force;
2.7    “Auditors”, means the auditors for the time being of the Company;
2.8    “A Ordinary Shares”, means the A Ordinary Shares of $0.01 each in the capital of the Company;
2.9    “B Ordinary Shares”, means the B Ordinary Shares of $0.01 each in the capital of the Company;
2.10    “Board”, means the board of Directors of the Company;
2.11    “Business Day”, means a day which is not a Saturday or a Sunday or a bank or public holiday in Dublin, Ireland or New York, New York;
2.12    “Chair”, means the person occupying the position of chair of the Board from time to time;

2.13    “Chief Executive Officer”, shall include any equivalent office;
2.14    “Clear Days”, means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and excluding the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect;
2.15    “Close of Business”, means 5:00pm New York time;
2.16    “Company”, means the company whose name appears in the heading to these Articles;
2.17    “Company Secretary”, means the person or persons appointed as company secretary or joint company secretary of the Company from time to time and shall include any assistant or deputy secretary;
2.18    “Deferred Shares”, means the deferred shares of €1.00 each in the capital of the Company;
2.19    “Directors”, means the directors for the time being of the Company or any of them acting as the Board;
2.20    “electronic communication”, has the meaning given to that word in the Electronic Commerce Act 2000 and in addition includes in the case of notices or documents issued on behalf of the Company, such documents being made available or displayed on a website of the Company (or a website designated by the Board);
2.21    “Exchange”, means any securities exchange or other system on which the shares of the Company or depository receipts in respect of the shares of the Company may be listed or otherwise authorised or sponsored for trading from time to time in circumstances where the Company has approved such listing or trading;
2.22     “Exchange Act”, means the Securities Exchange Act of 1934 of the United States, as amended and the rules promulgated thereunder;
2.23    “Group”, means the Company and its subsidiaries from time to time and for the time being;
2.24    “member”, means in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares and shall include a member’s personal representatives in consequence of his or her death or bankruptcy;
2.25    “Memorandum”, means the memorandum of association of the Company;
2.26    “Office”, means the registered office for the time being of the Company;
2.27    “Preferred Shares”, means the preferred shares of $0.01 each in the capital of the Company;
2.28    “Redeemable Shares”, means redeemable shares as defined by section 64 of the Act;

2.29    “Register”, means the register of members of the Company to be kept as required by the Act;
2.30    “Relevant Person”, has the meaning given in Article 8.1;
2.31    “Relevant Threshold”, has the meaning given in Article 8.1;
2.32    “Reversal Event”, has the meaning given in Article 8.1;
2.33    “SEC”, means the U.S. Securities and Exchange Commission;
2.34    “Suspended Voting Rights”, has the meaning given in Article 8.1;
2.35    “Takeover Panel”, means the Irish Takeover Panel established under the Irish Takeover Panel Act 1997;
2.36    “Takeover Rules”, means the Irish Takeover Panel Act 1997, Takeover Rules 2022, as amended or replaced from time to time;
2.37    “Transaction”, means the separation and distribution of the share capital of the Company from Hexagon AB, a Swedish public limited liability company with corporate registration number 556190-4771 and registered office located in the Stockholm Municipality of Stockholm County, Sweden.
NOTE: it is hereby declared that in these Articles:
a)    the word “company”, except where used in reference to this Company, shall be deemed to include a body corporate, whether a company (wherever formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or other legal entity;
b)    the word “person”, shall be deemed to include any individual, firm, body corporate, association or partnership, government or state or agency of a state, local authority or government body or any joint venture association or partnership (whether or not having a separate legal personality) and that person’s personal representatives, successors or permitted assigns;
c)    the word “property”, shall be deemed to include, where the context permits, real property, personal property including choses or things in action and all other intangible property and money and all estates, rights, titles and interests therein and includes the Company’s uncalled capital and future calls and all and every other undertaking and asset;
d)    a word or expression used in the Articles which is not otherwise defined and which is also used in the Act shall have the same meaning here, as it has in the Act;
e)    any phrase introduced by the terms “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, whether or not followed by the phrases “but not limited to”, “without prejudice to the generality of the foregoing” or any similar expression; and

f)    words denoting the singular number only shall include the plural number and vice versa and references to one gender includes all genders.
Authorised share capital
3.    The authorised share capital of the Company is $100,000,000 and €25,000, divided into 4,500,000,000 A Ordinary Shares of $0.01 each (“A Ordinary Shares”), 4,500,000,000 B Ordinary Shares of $0.01 each (“B Ordinary Shares”), 1,000,000,000 preferred shares of $0.01 each and 25,000 deferred shares of €1.00 each.
4.    Unless the Board determines otherwise and subject to the provisions of the Act, any share in the capital of the Company shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (or any person acting on the Company’s behalf) and any third party (who may or may not be a member) pursuant to which the Company acquires or will acquire a share in the capital of the Company, or an interest in shares in the capital of the Company, from the relevant person (and, for the avoidance of doubt, the foregoing shall include an agreement, transaction or trade pursuant to which the Company acquires or will acquire Swedish Depository Receipts evidencing book-entry entitlements to shares in the capital of the Company), save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Act. In these circumstances, the acquisition of such shares by the Company, save where acquired for nil consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with Chapter 6 of Part 3 of the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any share in the capital of the Company a Redeemable Share in the circumstances set out in this Article 4.
5.    Without prejudice to any special rights conferred on the members of any existing shares or class of shares and subject to the provisions of the Act, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.
Rights attaching to A Ordinary Shares and B Ordinary Shares
6.    A Ordinary Shares shall rank pari passu in all respects with B Ordinary Shares of the Company save only as regards the number of votes that may be exercised per share and the conversion rights in respect of A Ordinary Shares described in Article 9. The A Ordinary Shares and the B Ordinary Shares shall entitle the holders thereof to the following rights:
6.1    subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and to vote at a general meeting and the authority of the Board and chairperson of the meeting to maintain order and security, the right to attend any general meeting of the Company and to exercise ten votes per A Ordinary Share held and one vote per B Ordinary Share held at any general meeting of the Company;
6.2    the right to participate pro rata in all dividends declared by the Company; and
6.3    the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.
7.    The rights attaching to the A Ordinary Shares and B Ordinary Shares may be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 10.

8.    Restrictions on Voting Rights in Certain Circumstances
8.1    Where an acquisition of voting rights in the Company, or an increase in the percentage of voting rights in the Company held, by any person, whether alone or Acting in Concert with other persons, (a “Relevant Person”) causes such Relevant Person to exceed a threshold specified in Rule 9 or Rule 37 of the Takeover Rules (a “Relevant Threshold”) and would, as a result, give rise to an obligation to make an offer pursuant to Rule 9 or Rule 37 of the Takeover Rules, then the following provisions shall apply:
(a)    Until a Reversal Event occurs, the Relevant Person shall not exercise any voting rights in excess of the Relevant Threshold (the “Suspended Voting Rights”) at any general meeting of the Company, and the Company shall disregard any votes cast by a Relevant Person to the extent that such votes constitute Suspended Voting Rights;
(b)    For the avoidance of doubt, the suspension of voting rights in relation to any shares in the Company pursuant to this Article shall not, of itself, cause the shares to which the Suspended Voting Rights relate to constitute a separate class of shares in the capital of the Company;
(c)    The termination of Suspended Voting Rights, and restoration of unrestricted voting rights to the shares so affected, shall take place automatically upon and subject to a Reversal Event occurring, without the requirement for any approval by the Board or any shareholders of the Company; and
(d)    A “Reversal Event” occurs in relation to Suspended Voting Rights when:
(i)    The shares to which the Suspended Voting Rights apply are transferred to someone who is not a Relevant Person or Acting in Concert with a Relevant Person;
(ii)    The Relevant Person or a person Acting in Concert with the Relevant Person makes an offer in accordance with Rule 9 or Rule 37 (as applicable) of the Takeover Rules; or
(iii)    A waiver of or derogation from the obligation to make an offer under Rule 9 or Rule 37 (as applicable) of the Takeover Rules as a result of the breach of the Relevant Threshold is obtained, and any conditions applicable to that waiver or derogation are satisfied.
Conversion of A Ordinary Shares
9.    Each A Ordinary Share shall be convertible into one B Ordinary Share at the option of the holder thereof at any time by providing written notice to the Company or its nominee in a form acceptable to the Directors. The process for effecting such conversion shall be determined by the Board. Any B Ordinary Shares issued and allotted under this Article 9 shall be paid up in full by applying the reserve arising on the cancellation of A Ordinary Shares pursuant to this Article 9.

Rights attaching to Preferred Shares
10.    The Board is empowered to cause Preferred Shares to be issued from time to time as shares of one or more series of Preferred Shares, and in the resolution or resolutions providing for the issue of Preferred Shares of each particular series, before issuance, the Board is expressly authorised to fix:
10.1    the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;
10.2    the rate of dividends payable on shares of such series, if any, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate and the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of share capital;
10.3    the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;
10.4    the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;
10.5    the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;
10.6    the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes, provided that no Preferred Shares may be convertible into A Ordinary Shares without the consent of the majority of the holders of A Ordinary Shares prior to such conversion;
10.7    the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors in case of dividend arrears or other specified events, or upon other matters, provided that the holders of any series of Preferred Shares shall be entitled to exercise no more than one vote per Preferred Share held at any general meeting of the Company without the consent of the majority of the holders of A Ordinary Shares;
10.8    whether or not the holders of shares of such series, as such, shall have any pre-emptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised, provided that the holders of shares of such series shall not have such rights to subscribe for or purchase A Ordinary Shares or any securities convertible into, or warrants or other evidences of option rights to purchase or subscribe for A Ordinary Shares without the consent of the majority of the holders of A Ordinary Shares;
10.9    the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends, or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, any other class or classes of shares ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;
10.10    the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional shares (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets upon liquidation; and
10.11    such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Ireland as in effect at the time of the creation of such series.
11.    The Board is authorised to change the designations, rights, preferences and limitations of any series of Preferred Shares theretofore established, no shares of which have been issued.
12.    The rights conferred upon the member of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with these Articles.
Rights attaching to Deferred Shares
13.    The Deferred Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 13:
13.1    the shares in issue on the Adoption Date shall be (i) automatically converted to Deferred Shares on the Adoption Date and (ii) cancelled simultaneously with the distribution of A Ordinary Shares and B Ordinary Shares to the shareholders of the Company pursuant to the terms of the Transaction.
13.2    the Deferred Shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting;
13.3    the Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Deferred Shares after repayment of the nominal value of the A Ordinary Shares and the B Ordinary Shares; and
13.4    any Director (the “Agent”) is appointed the attorney of the holder of a Deferred Share, with an irrevocable instruction to the Agent to execute all or any forms of transfer and/or renunciation and/or other documents in the Agent’s discretion in relation to the Deferred Shares in favour of the Company or as it may direct and to deliver such forms of transfer and/or renunciation and/or other documents together with any certificate(s) and/or other documents for registration and to do all such other acts and things as may in the reasonable opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the purchase by the Company of the Deferred Shares for nil consideration or such other consideration as the Board may determine and to vest the said Deferred Shares in the Company;
provided that, where (and only for long as) the Deferred Shares are the only shares in issue in the Company, the Deferred Shares shall have the right to attend and speak at any general meeting of the Company and to exercise one vote per Deferred Share held at any general meeting of the Company.
Allotment and acquisition of shares
14.    The following provisions shall apply:
14.1    Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount to its nominal value and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.
14.2    Without prejudice to the generality of the powers conferred on the Directors by other paragraphs of these Articles, and subject to any requirement to obtain the approval of the members under any laws, regulations or the rules of any Exchange, the Directors may grant from time to time options to subscribe for the unallotted shares in the capital of the Company to Directors and other persons in the service or employment of the Company or any subsidiary or associate company of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.
14.3    Without prejudice to the generality of the powers conferred on the Directors in Article 14.1 and 14.2 above, the Directors shall not allot any A Ordinary Shares or shall not grant options over any A Ordinary Shares without the consent of the majority of the holders of A Ordinary Shares prior to such allotment.
14.4    The Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Act. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued share capital of the Company for the time being. The authority hereby conferred shall expire at the conclusion of the annual general meeting in 2027 unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired. Any ordinary resolution of the Company authorising the Directors to allot relevant securities may be conferred for a maximum period of 15 months, or until close of business on the date of the next-following annual general meeting, whichever is earlier.
14.5    The Company may issue permissible letters of allotment (as defined by section 1019 of the Act) to the extent permitted by the Act.
14.6    The Directors are hereby empowered pursuant to sections 1022 and 1023(1) of the Act to allot equity securities within the meaning of the said section 1023 for cash pursuant to the authority conferred by Article 14.4 as if section 1022(1) of the Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this Article 14.6 had not expired.
14.7    Unless otherwise determined by the Directors or by the rights attaching to or the terms of issue of any particular shares, or to the extent required by the Act, any Exchange, depository, central securities depository or any operator of any clearance or settlement system: (i) shares in the capital of the Company shall be issued in registered form; and (ii) no person whose name is entered as a member in the Register shall be entitled to receive a share certificate for any shares of any class held by him or her in the capital of the Company (nor on transferring part of a holding, to a certificate for the balance).
14.8    The Company shall maintain or cause to be maintained the Register in accordance with the Act.
14.9    If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register at such location or locations within or outside Ireland as the Board thinks fit. The original Register shall be treated as the register of members of the Company for the purposes of these articles and the Act.
14.10    The Company, or any agent(s) appointed by it to maintain the duplicate Register in accordance with these articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of all transfers of shares effected on any duplicate Register and shall at all times maintain the original Register in such manner as to show at all times the member for the time being and the shares respectively held by them, in all respects in accordance with the Act.
15.    The Company:
15.1    may give financial assistance for the purpose of an acquisition of its shares or, where the Company is a subsidiary, its holding company where permitted by sections 82 and 1043 of the Act, and
15.2    is authorised, for the purposes of section 105(4)(a) of the Act, but subject to section 1073 of the Act, to acquire its own shares.

16.    The Directors (and any committee established under Article 202 and so authorised by the Directors and any person so authorised by the Directors or such committee) may without prejudice to Article 184:
16.1    allot, issue, grant options over and otherwise dispose of shares in the Company; and
16.2    exercise the Company’s powers under Article 14,
on such terms and subject to such conditions as they think fit, subject only to the provisions of the Act and these Articles.
Variation of Class Rights
17.    Without prejudice to the authority conferred on the Directors pursuant to Article 10 to issue Preferred Shares in the capital of the Company, where the shares in the Company are divided into different classes, the rights attaching to a class of shares may only be varied or abrogated if (a) the holders of three-fourths of the votes attaching to shares in the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation. The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question and the quorum at an adjourned meeting shall be one person holding or representing by proxy shares of the class in question or that person’s proxy. The rights conferred upon the holders of any class of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by a purchase or redemption by the Company of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.
18.    The redemption or purchase of Preferred Shares or any class or series of Preferred Shares shall not constitute a variation of rights of the holders of Preferred Shares.
19.    The rights conferred upon the holders of either A Ordinary Shares or B Ordinary Shares shall be deemed not to be varied by the creation, issue or allotment of Preferred Shares in accordance with these Articles.
20.    The issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class of Preferred Shares.
21.    The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
Trusts not recognised
22.    Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the member. This shall not preclude (i) the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company, or (ii) the Directors, where they consider it appropriate, providing the information given to the members of shares to the holders of depositary instruments in such shares.
Disclosure of interests
23.    If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 1062 of the Act (a “Section 1062 Notice”) and is in default for the prescribed period (as defined in Article 28.2) in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion at any time thereafter by notice (a “Direction Notice”) to such member direct that:
23.1    in respect of the shares in relation to which the default occurred (the “Default Shares”) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company;
23.2    where the nominal value of the Default Shares represents at least 0.25 per cent of the nominal value of the issued shares of the class concerned, then the Direction Notice may additionally direct that:
(a)    except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the Default Shares, whether in respect of capital or dividend or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member;
(b)    no other distribution shall be made on the Default Shares;
(c)    no transfer of any of the Default Shares held by such member shall be registered unless:
(i)    the member is not himself or herself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or
(ii)    the transfer is an approved transfer (as defined in Article 28.3).
The Company shall send to each other person appearing to be interested in the shares the subject of any Direction Notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.
24.    Where any person appearing to be interested in the Default Shares has been duly served with a Direction Notice and the Default Shares which are the subject of such Direction Notice are held by an Approved Nominee, the provisions of this Article shall be treated as applying only to such Default Shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee.
25.    Where the member on which a Section 1062 Notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Directors pursuant to which it was appointed as an Approved Nominee.
26.    Any Direction Notice shall cease to have effect:
26.1    in relation to any shares which are transferred by such member by means of an approved transfer; or
26.2    when the Directors are satisfied that such member and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 1062 Notice.
27.    The Directors may at any time give notice cancelling a Direction Notice.
28.    For the purposes of this Article:
28.1    a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said section 1062 which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant section 1062 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;
28.2    the prescribed period is 28 days from the date of service of the said Section 1062 Notice unless the nominal value of the Default Shares represents at least 0.25 per cent of the nominal value of the issued shares of that class, when the prescribed period is 14 days from that date;
28.3    a transfer of shares is an approved transfer if but only if:
(a)    it is a transfer of shares to an offeror by way or in pursuance of acceptance of an offer made to all the members (or all the members other than the person making the offer and his or her nominees) of the shares in the Company to acquire those shares or a specified proportion of them; or
(b)    the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or
(c)    the transfer results from a sale made through an Exchange on which the Company’s shares are normally traded.

29.    Nothing contained in this Article shall limit the power of the Company under section 1066 of the Act or otherwise under Irish law.
30.    For the purpose of establishing whether or not the terms of any notice served under this Article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all members and any other persons interested in shares held by such members.
Calls on shares
31.    The Directors may from time to time make calls upon the members in respect of any consideration unpaid on their shares in the Company (whether on account of the nominal value of the shares or by way of premium), provided that in the case where the conditions of allotment or issuance of shares provide for the payment of consideration in respect of such shares at fixed times, the Directors shall only make calls in accordance with such conditions.
32.    Each member shall (subject to receiving at least thirty days’ notice specifying the time or times and place of payment, or such lesser or greater period of notice provided in the conditions of allotment or issuance of the shares) pay to the Company, at the time or times and place so specified, the amount called on the shares.
33.    A call may be revoked or postponed, as the Directors may determine.
34.    Subject to the conditions of allotment or issuance of the shares, a call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments if specified in the call.
35.    The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.
36.    If the consideration called in respect of a share or in respect of a particular instalment is not paid in full before or on the day appointed for payment of it, the person from whom the sum is due shall pay interest in cash on the unpaid value from the day appointed for payment of it to the time of actual payment of such rate, not exceeding five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act, as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.
37.    Any consideration which, by the terms of issue of a share, becomes payable on allotment or issuance or at any fixed date (whether on account of the nominal value of the share or by way of premium) shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, that consideration becomes payable, and in the case of non-payment of such a consideration, all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such consideration had become payable by virtue of a call duly made and notified.
38.    The Directors may, on the issue of shares, differentiate between the holders of different classes as to the amount of calls to be paid and the times of payment.
39.    The Directors may, if they think fit:
(a)    receive from any member willing to advance such consideration, all or any part of the consideration uncalled and unpaid upon any shares held by him or her; and/or

(b)    pay, upon all or any of the consideration so advanced (until the amount concerned would, but for such advance, become payable) interest at such rate (not exceeding, unless the Company in a general meeting otherwise directs, five per cent per annum or such other rate as may be specified by an order under section 2(7) of the Act) as may be agreed upon between the Directors and the member paying such consideration in advance.
40.    The Company may:
(a)    acting by its Directors, make arrangements on the issue of shares for a difference between the members in the amounts and times of payment of calls on their shares;
(b)    acting by its Directors, accept from any member the whole or a part of the amount remaining unpaid on any shares held by him or her, although no part of that amount has been called up;
(c)    acting by its Directors and subject to the Act, pay a dividend in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and
(d)    by ordinary resolution determine that any portion of its share capital which has not been already called up shall not be capable of being called up except in the event and for the purposes of the Company being wound up; upon the Company doing so, that portion of its share capital shall not be capable of being called up except in that event and for those purposes.
Lien
41.    The Company shall have a first and paramount lien on every share (not being a fully paid share) for all consideration (whether immediately payable or not) called, or payable at a fixed time, in respect of that share.
42.    The Directors may at any time declare any share in the Company to be wholly or in part exempt from Article 41.
43.    The Company’s lien on a share shall extend to all dividends payable on it.
44.    The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless (i) a sum in respect of which the lien exists is immediately payable; and (ii) the following conditions are satisfied:
44.1    a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder of the share for the time being, or the person entitled thereto by reason of his or her death or bankruptcy; and
44.2    a period of 14 days after the date of giving of that notice has expired.
45.    The following provisions apply in relation to a sale referred to in Article 44:
45.1    to give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser of them;

45.2    the purchaser shall be registered as the holder of the shares comprised in any such transfer;
45.3    the purchaser shall not be bound to see to the application of the purchase consideration, nor shall his or her title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale; and
45.4    the proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
Forfeiture
46.    If a member of the Company fails to pay any call or instalment of a call on the day appointed for payment of it, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.
47.    The notice referred to in Article 46 shall:
47.1    specify a further day (not earlier than the expiration of 14 days after the date of service of the notice) on or before which the payment required by the notice is to be made; and
47.2    state that, if the amount concerned is not paid by the day so specified, the shares in respect of which the call was made will be liable to be forfeited.
48.    If the requirements of the notice referred to in Article 47 are not complied with, any share in respect of which the notice has been served may at any time after the day so specified (but before, should it occur, the payment required by the notice has been made) be forfeited by a resolution of the Directors to that effect.
49.    On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in the capital of the Company in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.
50.    A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
51.    A person whose shares have been forfeited shall cease to be a member of the Company in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all consideration which, at the date of forfeiture, were payable by him or her to the Company in respect of the shares, but his or her liability shall cease if and when the Company shall have received payment in full of all such consideration in respect of the shares.

52.    A statement in writing that the maker of the statement is a Director or the Company Secretary, and that a share in the Company has been duly forfeited on a date stated in the statement, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.
53.    The following provisions apply in relation to a sale or other disposition of a share referred to in Article 50:
53.1    the Company may receive the consideration, if any, given for the share on the sale or other disposition of it and may execute a transfer of the share in favour of the person to whom the share is sold or otherwise disposed of (the “disponee”);
53.2    upon such execution, the disponee shall be registered as the holder of the share; and
53.3    the disponee shall not be bound to see to the application of the purchase consideration, if any, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
54.    The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share in the capital of the Company, becomes payable at a fixed time, whether on account of the nominal value of the share in the capital of the Company or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
55.    The Directors may accept the surrender of any share in the capital of the Company which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share in the capital of the Company shall be treated as if it has been forfeited.
Variation of company capital
56.    Without prejudice to the authority conferred on the Directors pursuant to Article 10 to issue Preferred Shares in the capital of the Company, the Company may from time to time by ordinary resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.
57.    Without prejudice to the authority conferred on the Directors pursuant to Article 10 to issue Preferred Shares in the capital of the Company, the Company may, by ordinary resolution and in accordance with section 83 of the Act, do any one or more of the following, from time to time:
57.1    divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;
57.2    consolidate and divide all or any of its shares into shares of a larger nominal value than its existing shares;
57.3    subdivide its shares, or any of them, into shares of a smaller nominal value, so however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

57.4    increase the nominal value of any of its shares by the addition to them of any undenominated capital;
57.5    reduce the nominal value of any of its shares by the deduction from them of any part of that value, subject to the crediting of the amount of the deduction to undenominated capital, other than the share premium account;
57.6    without prejudice or limitation to Articles 99 to 104 and the powers conferred on the Directors thereby, convert any undenominated capital into shares for allotment as bonus shares to holders of existing shares;
57.7    subject to applicable law, change the currency denomination of its share capital;
57.8    increase its share capital by new shares of such amount as it thinks expedient; or
57.9    cancel shares of its share capital which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.
58.    Subject to the provisions of these Articles and without prejudice to Article 5, the Company may:
58.1    by ordinary resolution, and subject to the provisions of the Act governing the variation of rights attached to classes of shares and the amendment of these Articles, convert any of its shares into redeemable shares; or
58.2    by special resolution, and subject to the provisions of the Act (or as otherwise required or permitted by applicable law) alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles.
Reduction of company capital
59.    The Company may, in accordance with the provisions of sections 84 to 87 of the Act, reduce its company capital (including its share capital, any capital redemption reserve fund or any share premium account or undenominated capital account) in any way it thinks expedient, with and subject to any incident authorised, and consent required, by law and, without prejudice to the generality of the foregoing, may thereby:
59.1    extinguish or reduce the liability on any of its shares in respect of share capital not paid up;
59.2    either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; or
59.3    either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company.
Unless an ordinary resolution provides otherwise, a reserve arising from the reduction of company capital is to be treated for all purposes as a realised profit in accordance with section 117(9) of the Act. Nothing in this Article 59 shall, however, prejudice or limit the Company’s ability to perform or engage in any of the actions described in section 83(1) of the Act by way of ordinary resolution only.

Transfer of shares
60.    Subject to the Act and to such of the restrictions contained in these Articles (including, without limitation, Article 13) as may be applicable, any member may transfer all or any of his or her shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve. The instrument of transfer may be endorsed on the certificate.
61.    The instrument of transfer of a share shall be signed by or on behalf of the transferor and, if the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer may be retained by the Company.
62.    The instrument of transfer of any share may be executed for and on behalf of the transferor by the Company Secretary or any other party designated by the Board for such purpose, and the Company Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Company Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the member holding the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.
63.    The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) to the extent permitted by section 1042 of the Act, claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.
64.    Notwithstanding the provisions of these Articles and subject to any regulations made under the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

65.    The Board may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer if:
65.1    the instrument of transfer is not duly stamped, if required, and lodged at the Office or any other place as the Board may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;
65.2    the instrument of transfer is in respect of more than one class of share;
65.3    the instrument of transfer is in favour of more than four persons jointly;
65.4    it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or
65.5    it is not satisfied that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.
66.    Subject to any directions of the Board from time to time in force, the Company Secretary or any other party designated by the Board for such purpose may exercise the powers and discretions of the Board under Article 65, Article 89, Article 96 and Article 100.
67.    If the Board declines to register a transfer it shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.
68.    No fee shall be charged by the Company for registering any transfer or for making any entry in the Register concerning any other document relating to or affecting the title to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).
Transmission of shares
69.    In the case of the death of a member, the survivor or survivors, where the deceased was a joint holder, and the personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares.
70.    Nothing in Article 69 shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him or her with other persons.
71.    Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject to Article 72, elect either: (a) to be registered himself or herself as holder of the share; or (b) to have some person nominated by him or her (being a person who consents to being so registered) registered as the transferee thereof.
72.    The Directors shall, in either of those cases, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his or her death or bankruptcy, as the case may be.

73.    If the person becoming entitled as mentioned in Article 71: (a) elects to be registered himself or herself, the person shall furnish to the Company a notice in writing signed by him or her stating that he or she so elects; or (b) elects to have another person registered, the person shall testify his or her election by executing to that other person a transfer of the share.
74.    All the limitations, restrictions and provisions of Articles 69 to 73 shall be applicable to a notice or transfer referred to in Article 73 as if the death or bankruptcy of the member concerned had not occurred and the notice or transfer were a transfer signed by that member.
75.    Subject to Article 76 and Article 77, a person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share.
76.    A person referred to in Article 75 shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.
77.    The Directors may at any time serve a notice on any such person requiring the person to make the election provided for by Article 71 and, if the person does not make that election (and proceed to do, consequent on that election, whichever of the things mentioned in Article 73 is appropriate) within ninety days after the date of service of the notice, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.
78.    The Company may charge a fee not exceeding €10.00 on the registration of every probate, letters of administration, certificate of death, power of attorney, notice as to stock or other instrument or order.
79.    The Directors may determine such procedures as they shall think fit regarding the transmission of shares in the Company held by a body corporate that are transmitted by operation of law in consequence of a merger or division.
Closing Register or Fixing Record Date
80.    For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend, or in order to make a determination of members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Act, that the Register shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty days in each year. If the Register shall be so closed for the purpose of determining members entitled to notice of, or to vote at, a meeting of members, such Register shall, subject to applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange, be so closed for at least five days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.
81.    In lieu of, or apart from, closing the Register, the Board may fix in advance a date as the record date (a) for any such determination of members entitled to notice of or to vote at a meeting of the members, which record date shall not, subject to applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange, be more than sixty days before the date of such meeting, and (b) for the purpose of determining the members entitled to receive payment of any dividend or other distribution, or in order to make a determination of members for any other proper purpose, which record date shall not, subject to applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange, be more than sixty days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of members is relevant.
82.    If the Register is not so closed and no record date is fixed for the determination of members entitled to notice of or to vote at a meeting of members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of members. Where a determination of members entitled to vote at any meeting of members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.
Dividends
83.    The Company in a general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors. Any general meeting declaring a dividend and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or interim dividend wholly or partly by the distribution of specific assets including paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution.
84.    The Directors may from time to time:
84.1    pay to the members such dividends (whether as either interim dividends or final dividends) as appear to the Directors to be justified by the profits of the Company, subject to section 117 and Chapter 6 of Part 17 of the Act;
84.2    before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion either be employed in the business of the Company or be held as cash or cash equivalents or invested in such investments as the Directors may lawfully determine; and
84.3    without placing the profits of the Company to reserve, carry forward any profits which they may think prudent not to distribute.
85.    Unless otherwise specified by the Directors at the time of declaring a dividend, the dividend shall be a final dividend.
86.    Where the Directors specify that a dividend is an interim dividend at the time it is declared, such interim dividend shall not constitute a debt recoverable against the Company and the declaration may be revoked by the Directors at any time prior to its payment provided that the holders of the same class of share are treated equally on any revocation.
87.    Subject to the rights of persons, if any, entitled to shares with special rights as to dividend (and to the rights of the Company under Articles 41 to 45 and Article 89) all dividends shall be declared and paid such that shares of the same class shall rank equally irrespective of the premium credited as paid up on such shares.
88.    If any share is issued on terms providing that it shall rank for a dividend as from a particular date, such share shall rank for dividend accordingly.
89.    The Directors may deduct from any dividend payable to any member, all sums of money (if any) immediately payable by him or her to the Company on account of calls or otherwise in relation to the shares of the Company.
90.    The Directors when declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and, in particular, paid up shares, debentures or debenture stock of any other company or in any one or more of such ways.
91.    Where any difficulty arises in regard to a distribution, the Directors may settle the matter as they think expedient and, in particular, may:
91.1    issue fractional certificates (subject always to the restriction on the issue of fractional shares) and fix the value for distribution of such specific assets or any part of them;
91.2    determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties; and
91.3    vest any such specific assets in trustees as may seem expedient to the Directors.
92.    Any dividend, interest or other moneys payable in cash in respect of any shares may be paid:
92.1    by cheque or negotiable instrument sent by post directed to or otherwise delivered to the registered address of the holder, or where there are joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or the joint holders may in writing direct; or
92.2    by transfer to a bank account nominated by the payee or where such an account has not been so nominated, to the account of a trustee nominated by the Company to hold such moneys, provided that the debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.
93.    Any such cheque or negotiable instrument referred to in Article 92 shall be made payable to the order of the person to whom it is sent.
94.    Any one of two or more joint holders may give valid receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders, whether paid by cheque or negotiable instrument or direct transfer.
95.    No dividend shall bear interest against the Company.
96.    If the Directors so resolve, any dividend or distribution which has remained unclaimed for six years from the date of its declaration shall be forfeited and cease to remain owing by the

Company. The payment by the Directors of any unclaimed dividend, distribution or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.
97.    Any dividend or other payment to any particular holder or holders may be paid in such currency or currencies as may from time to time be determined by the Directors and any such payment shall be made in accordance with such rules and regulations (including, without limitation, in relation to the conversion rate or rates) as may be determined by the Directors in relation thereto.
98.    For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the equivalent in any such other currency of any sum payable as a dividend shall be such rate or rates, and the payment thereof shall be on such terms and conditions, as the Directors may in their absolute discretion determine.
Bonus issue of shares
99.    Any capitalisation provided for in Articles 100 to 104 inclusive will not require approval or ratification by the members.
100.    The Directors may resolve to capitalise any part of a relevant sum (within the meaning of Article 101) by applying such sum in paying up in full unissued shares of a nominal value or nominal value and premium, equal to the sum capitalised, to be allotted and issued as fully paid bonus shares, to those members of the Company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions). For the avoidance of doubt, bonus shares allotted and issued to members of the Company shall be of the same class as shares already held by that member in the capital of the Company (and in the same proportions).
101.    For the purposes of Article 100, “relevant sum” means: (a) any sum for the time being standing to the credit of the Company’s undenominated capital; (b) any of the Company’s profits available for distribution; (c) any sum representing unrealised revaluation reserves; or (d) a merger reserve or any other capital reserve of the Company.
102.    The Directors may in giving effect to any resolution under Article 100 make: (a) all appropriations and applications of the undivided profits resolved to be capitalised by the resolution; and (b) all allotments and issues of fully paid shares, if any, and generally shall do all acts and things required to give effect to the resolution.
103.    Without limiting Article 102, the Directors may:
103.1    make such provision as they think fit for the case of shares becoming distributable in fractions (and, again, without limiting the foregoing, may sell the shares represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions);
103.2    authorise any person to enter, on behalf of all the members concerned, into an agreement with the Company providing for the allotment to them, respectively credited as fully paid up, of any further shares to which they may become entitled on the capitalisation concerned or, as the case may require, for the payment by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all the members concerned.
104.    Where the Directors have resolved to approve a bona fide revaluation of all the fixed assets of the Company, the net capital surplus in excess of the previous book value of the assets arising from such revaluation may be: (a) credited by the Directors to undenominated capital, other than the share premium account; or (b) used in paying up unissued shares of the Company to be issued to members as fully paid bonus shares.
General Meetings – General
105.    Subject to section 175(3) of the Act, the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.
106.    The annual general meeting shall be held in such place and at such time as the Directors shall determine.
107.    All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.
108.    The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting shall also be convened by the Directors on the requisition of members, or if the Directors fail to so convene an extraordinary general meeting, such extraordinary general meeting may be convened by the requisitioning members, in each case in accordance with section 178(3) to (7) of the Act.
109.    If at any time the number of Directors is less than three, any Director may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.
Location of General Meetings, including Virtual and Hybrid General Meetings
110.    Subject to the Act, any general meeting may be held outside of Ireland.
111.    Subject to the provisions of the Act concerning general meetings, the Directors may resolve to enable attendance at all general meetings (including annual, extraordinary and class meetings of the members of the Company) by the use of a webcast, conference telephone or any other type of electronic means provided that the members (whether present in person, by proxy or by authorised representative) and other persons entitled to attend such meetings have been notified of the convening of the meeting and the availability of the webcast, conference telephone or other type of electronic means for the meeting and, if present at the meeting as hereinafter provided, can hear and speak at the meeting. Such participation in a meeting shall constitute presence and attendance in person at the meeting and the persons in attendance may be situated in any part of the world for any such meeting.
112.    Subject to the provisions of the Act concerning general meetings, the Company need not hold a general meeting (including annual, extraordinary and class meetings of the members of the Company) at a physical venue but may, at the discretion of the Directors, conduct the meeting wholly by the use of a webcast, conference telephone or any other type of electronic means provided that the members (whether present in person, by proxy or by authorised representative) and other persons entitled to attend such meetings have been notified of the convening of the meeting and the availability of the webcast, conference telephone or other type of electronic means for the meeting and, if present at the meeting as hereinafter provided, can hear and speak at the meeting. Such participation in a meeting shall constitute presence and attendance in person at the meeting and the persons in attendance may be situated in any part of the world for any such meeting.
113.    The Directors may, and at any general meeting (including annual, extraordinary and class meetings of the members of the Company) the chairperson may, make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of members participating by way of electronic means described in Article 111 and 112. If it appears to the chairperson of the general meeting that the facilities for members participating by way of electronic means are or become inadequate for the purposes referred to in Article 111 and 112, then the chairperson may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.
114.    The Directors may resolve to enable persons entitled to attend a general meeting of the Company or of any class of members of the Company to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present at any such satellite meeting place in person, by proxy or by authorised representative and entitled to vote shall be counted in the quorum for, and shall be entitled to vote at, the general meeting in question, if the chairperson of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:
(a)    communicate simultaneously and instantaneously with the persons present at the other meeting place or places, whether by the use of microphones, loud-speakers, audio-visual or other communications equipment or facilities; and
(b)    have access to all documents which are required by the Acts and these Articles to be made available at the meeting.
The chairperson of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. If it appears to the chairperson of the general meeting that the facilities at the principal meeting place or any satellite meeting place are or become inadequate for the purposes referred to above, then the chairperson may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of such adjournment shall be valid.
Notice of general meetings
115.    The only persons entitled to notice of general meetings of the Company are:
115.1    the members;
115.2    the personal representatives of a deceased member, which member would but for his or her death be entitled to vote;
115.3    the assignee in bankruptcy of a bankrupt member of the Company (being a bankrupt member who is entitled to vote at the meeting);

115.4    the Directors and Company Secretary; and
115.5    unless the Company is entitled to and has availed itself of the audit exemption under the Act, the Auditors (who shall also be entitled to receive other communications relating to any general meeting which a member is entitled to receive).
116.    Subject to the provisions of the Act allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one days’ notice. Any other extraordinary general meeting shall be called by at least fourteen days’ notice.
117.    Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend, speak, ask questions and vote is entitled to appoint a proxy to attend, speak, ask questions and vote in his or her place and that a proxy need not be a member of the Company. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the shares on any Exchange. Subject to any restrictions imposed on any shares, the notice shall be given to all the members as of the record date set by the Directors and to the Directors and Auditors.
118.    The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.
119.    In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive such notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of shares in the Company will be deemed, subject to Article 122, to have received notice of that meeting and, where required, of the purpose for which it was called.
120.    Where, by any provision contained in the Act, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Act.
121.    In determining the correct period of notice for a general meeting, only Clear Days shall be counted.
122.    Whenever any notice is required to be given by law or by these Articles to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Written decision of sole member
123.    At any time that the Company is a single-member company, its sole member may pass any resolution as a written decision in accordance with section 196 of the Act.
Quorum for general meetings
124.    No business other than the appointment of a chairperson shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, two or more persons entitled to vote upon the business to be transacted, present in person or by proxy or as a duly authorized representative of a corporate member, and together holding shares representing more than 50% of the votes that may be cast by all such persons so entitled to vote at the relevant time shall be a quorum at a general meeting; for the avoidance of doubt, at any time when the Company is a single-member company, one person entitled to vote upon the business to be transacted, present in person or by proxy or as a duly authorized representative of a corporate member at a general meeting of the Company, shall be a quorum.
125.    If within 15 minutes (or such greater time determined by the chairperson) after the time appointed for a general meeting a quorum is not present, then:
125.1    the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Directors may determine; and
125.2    if at the adjourned meeting a quorum is not present within half an hour (or such greater time determined by the chairperson) after the time appointed for the meeting, the members present shall be a quorum.
Proxies
126.    Every member entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions relating to items on the agenda and vote on his or her behalf and may appoint more than one proxy to attend, speak, ask questions and vote at the same general meeting provided that, where a member appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to different shares held by that member.
127.    The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointor. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. A member shall be entitled to appoint a proxy by electronic means, to an address specified by the Company. The proxy form must make provision for three-way voting (i.e., to allow votes to be cast for or against a resolution or to be withheld) on all resolutions intended to be proposed, other than resolutions which are merely procedural. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Act, if not so delivered the appointment shall not be treated as valid.
128.    Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.
Bodies corporate acting by representatives at meetings
129.    Any body corporate which is a member, or a proxy for a member, of the Company may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and, subject to evidence being furnished to the Company of such authority as the Directors may reasonably require, any person(s) so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual member of the Company or, where more than one such representative is so authorized, all or any of the rights attached to the shares in respect of which he or she is so authorised. Where a body corporate appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to different shares held by that body corporate.
Receipt of proxy appointments
130.    Where the appointment of a proxy and any authority under which it is signed or a copy certified notarially or in some other way approved by the Directors is to be received by the Company:
130.1    in physical form, it shall be deposited at the Office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting;
130.2    in electronic form, it may be so received where an address has been specified by the Company for the purpose of receiving electronic communications:
(a)    in the notice convening the meeting; or

(b)    in any appointment of proxy sent out by the Company in relation to the meeting; or
(c)    in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;
provided that it is so received by the Company no later than the latest time approved by the Board (subject to the requirements of the Act) in respect of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, at which the person named in the proxy proposes to vote and in default shall not be treated as valid or, in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date not later than the record date applicable to the meeting which was adjourned or the poll, it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is so received by the Company at the commencement of the adjourned meeting or the taking of the poll. An appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not be required to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates.
131.    Where any class of shares in the capital of the Company is held through a securities settlement system, the Directors may determine that it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is received by the Company at such address and in such manner and time as may be specified by the Directors not being later than the commencement of the meeting, adjourned meeting or (as the case may be) of the taking of the poll at the meeting (or any adjournment thereof).
132.    An appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid (unless, subject to the requirements of the Act, the Board, in its absolute discretion in relation to any such appointment, waives any such requirement and decides to treat the appointment as valid).
Effect of proxy appointments
133.    Effect of proxy appointments:
133.1    Receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. However, if that member votes at the meeting or at any adjournment thereof, then as regards to the resolution(s) any proxy appointment delivered to the Company by or on behalf of that same member shall on a poll, be invalid to the extent that such member votes in respect of the shares to which the proxy notice relates.
133.2    An appointment of a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to confer authority to speak at a general meeting and to demand or join in demanding a poll.
134.    A proxy shall have the right to exercise all or any of the rights of his or her appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he or she is appointed as the proxy to attend, and to speak and vote, at a general meeting of the Company. Unless his or her appointment provides otherwise, a proxy may vote or abstain at his or her discretion on any resolution put to the vote.
Effect of revocation of proxy or of authorisation
135.    A vote given or poll demanded in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal, or the revocation of the appointment of a proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or the transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, winding up, revocation or transfer is received by the Company at the Office before the commencement of the meeting.
136.    The Directors may send to the members, at the expense of the Company, by post, electronic mail or otherwise, forms for the appointment of a proxy (with or without reply paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.
The business of general meetings
137.    All business shall be deemed to be special business that is transacted at an extraordinary general meeting or that is transacted at an annual general meeting other than, in the case of an annual general meeting, the business specified in Article 140 which shall be ordinary business.
138.    At any meeting of the members, only such business shall be conducted as shall have been properly brought before such meeting in accordance with Article 180 or Articles 226 to 237.
139.    The chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Articles, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, to the extent applicable to the Company.
140.    The business of the annual general meeting shall include:
140.1    the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;
140.2    the review by the members of the Company’s affairs;
140.3    the authorisation of the Directors to approve the remuneration of the Auditors (if any); and

140.4    the appointment or re-appointment of Auditors.
Proceedings at general meetings
141.    The Chair, if any, shall preside as chairperson at every general meeting of the Company, or if there is no such Chair, or if he or she is not present at the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairperson of the meeting or, if only one Director is present, he or she shall preside as chairperson.
142.    If none of the Directors present is willing to act as chairperson, the Director or Directors present may appoint any other executive of the Company who is present and willing to act as chairperson. In default of any such appointment, the members present shall choose any executive of the Company who is present and willing to act as chairperson or, if no executive of the Company is present or if none of the executives of the Company present is willing to act as chairperson, one of their number to be chairperson of the meeting.
143.    At each meeting of members, the chairperson of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the members will vote at the meeting and shall determine the order of business and all other matters of procedure.
144.    The Directors may adopt such rules, regulations and procedures for the conduct of any meeting of the members as they deem appropriate. Except to the extent inconsistent with any applicable rules, regulations and procedures adopted by the Board, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, which need not be in writing, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate, to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:
144.1    limit attendance at or participation in the meeting to members of record of the Company, their duly authorised proxies or such other persons as the chairperson of the meeting shall determine;
144.2    restrict dissemination of materials and use of audio or visual recording devices at the meeting;
144.3    take steps to maintain order and safety at the meeting;
144.4    establish seating arrangements;
144.5    restrict entry to the meeting after the time fixed for its commencement;
144.6    establish an agenda or order of business;
144.7    adjourn the meeting without a vote of the members, whether or not there is a quorum present;
144.8    limit the time allotted to member questions or comments;
144.9    make rules governing speeches and debate including time limits and access to microphones; and

144.10    remove any person who refuses to comply with the meeting rules, rulings and procedures.
The chairperson of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.
145.    The chairperson of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.
146.    No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
147.    When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting but, subject to that, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
148.    Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.
149.
149.1    No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the chairperson of the meeting decides that the amendment or the amended resolution may properly be put to a vote at that meeting.
149.2    If the chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.
150.
150.1    For business to be properly requested by a member to be brought before a general meeting, the member must comply with the requirements of the Act or:
(a)    be a member at the time of the giving of the notice for such general meeting;
(b)    be entitled to vote at such meeting; and
(c)    have given timely and proper notice in writing to the Company Secretary in accordance with Article 180 or Articles 226 to 237.
151.    Except where a greater majority is required by the Act or these Articles, any question proposed for a decision of the members at any general meeting of the Company or a decision of any class of members at a separate meeting of any class of shares shall be decided by an ordinary resolution.
Voting
152.    At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll.

153.    Save as provided in Article 154 of these Articles, a poll shall be taken in such manner as the chairperson of the meeting directs and he or she may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
154.    A poll demanded on the election of a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairperson of the meeting may direct. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.
155.    No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days’ notice shall be given specifying the time and place at which the poll is to be taken.
156.    If authorised by the Directors, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the member or proxy and received by the Company prior to the voting deadline specified by the chairperson when determining the procedure for the ballot.
Votes of Members
157.    Subject to the provisions of these Articles and any rights or restrictions for the time being attached to any class or classes of shares in the capital of the Company, every member of record present in person or by proxy shall have ten votes for each A Ordinary Share registered in his or her name in the Register and/or one vote for each B Ordinary Share registered in his or her name in the Register.
158.    Where there are joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holder or holders; and for this purpose, seniority shall be determined by the order in which the names of the joint holders stand in the Register.
159.    A member who has made an enduring power of attorney, or a member in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may speak or vote by proxy.
160.    No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairperson of the general meeting whose decision shall be final and conclusive.
161.    A person shall be entered on the Register by the record date specified in respect of a general meeting in order to exercise the right of a member to participate and vote at the general meeting and any change to an entry on the Register after the record date shall be disregarded in determining the right of any person to attend and vote at the meeting.
162.    Votes may be given either personally (including by a duly authorised representative of a corporate member) or by proxy. On a poll taken at a meeting of the members of the Company or a meeting of any class of members of the Company, a member, whether present in person or by proxy, entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.
163.    Subject to such requirements and restrictions as the Directors may specify, the Company may permit members to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting. Where the Company permits members to vote by correspondence, it shall only count votes cast in advance by correspondence, where such votes are received at the address and before the date and time specified by the Company, provided the date and time is no more than 24 hours before the time at which the vote is to be concluded.
164.    Subject to such requirements and restrictions as the Directors may specify, the Company may permit members who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at a meeting. Any temporary failure of, or disruption to, voting by electronic means shall not invalidate the general meeting or any proceedings relating to the meeting.
165.    Where a member requests a full account of a vote before or on the declaration of the result of a vote at a general meeting, then with respect to each resolution proposed at a general meeting the Company shall establish:
165.1    the number of shares for which votes have been validly cast;
165.2    the proportion of the Company’s issued share capital at close of business on the record date before the meeting represented by those votes;
165.3    the total number of votes validly cast, and
165.4    the number of votes cast in favour of and against each resolution and, if counted, the number of abstentions.
166.    Where no member requests a full account of the voting before or on the declaration of the result of a vote at a general meeting, it shall be sufficient for the Company to establish the voting results only to the extent necessary to ensure that the required majority is reached for each resolution. The Company shall ensure that a voting result established in accordance with this Article is published on its internet site or the site of the SEC not later than the end of the fifteenth day after the date of the meeting at which the voting result was obtained.
167.    Where there is an equality of votes, the chairperson of the meeting shall not have a second or casting vote.
168.    No member shall be entitled to vote at any general meeting of the Company unless all calls or other sums immediately payable by him or her in respect of shares in the Company have been paid.

Class meetings
169.    Without prejudice to Article 17, the provisions of these Articles relating to general meetings shall, as far as applicable, apply in relation to any meeting of any class of member of the Company.
Appointment of Directors
170.    The number of Directors shall be fixed from time to time by the Board, provided that in no case shall the number fixed by the Board be less than three nor more than fourteen unless this is approved by an ordinary resolution passed in accordance with Article 178.
171.    Each Director shall (unless his or her office is earlier vacated in accordance with these Articles) serve for a one year term or until the annual general meeting after such Director was last appointed or reappointed, whichever is the later. Any Director retiring at an annual general meeting will be eligible for re-appointment at that annual general meeting in accordance with these Articles. If a Director is not re-appointed (or deemed to be re-appointed pursuant to these Articles), he or she shall retain office until the meeting appoints someone in his or her place or, if it does not do so, until the end of the meeting.
172.    The Board, upon recommendations of the nomination and governance committee (or equivalent committee established by the Board), shall propose nominees for election to the office of Director at each annual general meeting.
173.    Without prejudice to Article 180, the Directors may be appointed by the members in a general meeting, provided that no person other than a Director retiring at the meeting shall, save where recommended by the Board, be eligible for election to the office of Director at any general meeting unless the requirements of Article 180 as to his or her eligibility for that purpose have been complied with.
174.    Each Director shall be elected by an ordinary resolution at such meeting, provided that if, as of, or at any time prior to, fourteen days before (i) dissemination of the notice of the general meeting to the members or, (ii) if the Company is determined to be a domestic issuer in the United States for the purposes of the Exchange Act, the filing of the Company’s definitive proxy statement with the SEC relating to such general meeting (regardless of whether or not such notice or the definitive proxy statement is thereafter revised or supplemented, and regardless of whether any notice of member business or nominations have been withdrawn or deemed invalid by a court of competent jurisdiction), the number of Director nominees exceeds the number of Directors to be elected (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.
175.    For the purposes of this Article 174, “elected by a plurality” means the election of those director nominees, equalling in number to the number of positions to be filled at the relevant general meeting, that received the highest number of votes.
176.    The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided that the total number of Directors shall not at any time exceed the number as may be provided for in these Articles.
177.    A Director who is appointed pursuant to Article 176 shall be required to retire at the next following annual general meeting, subject to the provisions of Article 171.

178.    The Company may from time to time, by ordinary resolution, increase or reduce the number of Directors provided that any resolution to appoint a Director approved by the members that would result in the maximum number of Directors being exceeded shall be deemed to constitute an ordinary resolution increasing the maximum number of Directors to the number that would be in office following such a resolution of appointment.
179.    The Company may, by ordinary resolution, appoint another person in place of a Director removed from office under section 146 of the Act and, without prejudice to the powers of the Directors under Article 176, the Company in a general meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.
Shareholder proposals
180.
180.1    Nominations of candidates for election as Directors or the proposal of other business to be brought to a general meeting may be made only: (i) pursuant to the Company’s notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board; (iii) by any member proposing nominations or other business to be brought before a general meeting who is a holder on the date of the giving of the notice provided for in this Article 180 and at the time of the applicable general meeting, and who is entitled to vote at such meeting; or (iv) by an Eligible Holder (as defined below) in compliance with the procedures set forth in Articles 226 to 237, to the extent in effect with respect to the Company. Sub-paragraphs (iii) and (iv) of this Article 180 set forth the exclusive means for a member to nominate candidates for election as Directors at a general meeting or to propose other business to be considered at a general meeting (other than matters properly brought under Rule 14a-8 under the Exchange Act, to the extent applicable to the Company). No member may nominate candidates for election as Directors or propose other business except in respect of an annual general meeting as permitted by this Article 180 and the members agree that the provisions of sub-paragraph 180.3 to 180.10 of this Article 180 shall mutatis mutandis apply to any nominations of candidates for election as Directors pursuant to Section 178 of the Act. The Board shall have the power to determine whether a nomination or any other business proposed to be brought before a general meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 180 (including whether the Proposing Member or other Member Affiliate, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Proposing Member’s nominee or other business in compliance with such member’s representation as required by Article 180.3(a)(xii)). As part of such determination of the Board (and prior to the end of any applicable period during which members may submit notice of nominations or other business pursuant to this Article 180), the Board, in its sole discretion, may elect to provide the Proposing Member an opportunity to cure any deficiencies in connection with their respective notices. If any proposed nomination or other business was not made or proposed in compliance with these Articles, the chairperson of the general meeting shall have the power to declare to the meeting that any such nomination or other business was not properly brought before the meeting in accordance with the provisions of these Articles, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted.

180.2    Any matter proposed to be brought by a member must constitute a proper matter for member action. A notice of a member to make a Director nomination or to propose any other business to be considered at a general meeting (each, a “Member Notice”) shall be made in writing and received by the Company Secretary at the principal executive office of the Company: (i) in the event of an annual general meeting, not earlier than the one hundred twentieth day and not later than the Close of Business on the ninetieth day in advance of the anniversary date of the immediately preceding annual general meeting; provided, however, that in the event that the annual general meeting is called on a date that is not within thirty days before or after such anniversary date or if no annual general meeting was held in the preceding year, the Member Notice must be received not later than the Close of Business on the tenth day following the day on which notice of the date of such annual general meeting was mailed or public disclosure of the date of that annual general meeting at which the nomination or proposal will be considered was made, whichever first occurs; or (ii) in the event of any extraordinary general meeting convened by the Board, the Member Notice shall be so received not later than the Close of Business on the tenth (10th) day following the day on which notice of the meeting is first mailed to members or public disclosure of the date of the extraordinary general meeting was made, whichever first occurs. In no event shall the adjournment, postponement, judicial stay or rescheduling of any general meeting, or any announcement thereof, commence a new time period (or extend any time period) for the delivery of a Member Notice.
180.3    Each Member Notice must set forth:
(a)    in connection with a proposed Director nomination or the proposal of any other business, as to the holder giving the Member Notice (the “Proposing Member”):
(i)    whether the Proposing Member is giving the notice on behalf of one or more beneficial owners;
(ii)    the name and residential address of: (a) the Proposing Member; (b) any beneficial owner on whose behalf the Proposing Member is acting; and (c) any: (I) participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, or any successor instructions) with any such Proposing Member in a solicitation of proxies in respect of any business or Director nomination proposed by such Proposing Member; (II) affiliate or associate (each, for the purposes of this Article 180, as defined in Rule 12b-2 under the Exchange Act (or any successor provision)) of such Proposing Member; and (III) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Proposing Member (the persons described in sub-paragraphs (b) and (c) are hereinafter collectively referred to as “Member Affiliates”);
(iii)    the class and number of shares and any other securities of the Company that are owned beneficially or of record by the Proposing Member and each Member Affiliate (including any shares or other securities as to which the Proposing Member of any Member Affiliate has a right to acquire beneficial or record ownership at any time in the future);

(iv)    a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, share/stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Member Notice by, or on behalf of, the Proposing Member or any Member Affiliate, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Member or any Member Affiliate, with respect to any securities of the Company (any such agreement, arrangement or understanding entered into by or for the benefit of any person is referred to herein as a “Derivative Instrument”) and whether and the extent to which any Derivative Instruments is in place or has been entered into within the prior six months preceding the date of delivery of the Member Notice by or for the benefit of the Proposing Member or any Member Affiliate, and if so, a summary of the material terms thereof;
(v)    a description of any proxy, agreement, arrangement, understanding or relationship pursuant to which the Proposing Member (or any Member Affiliate) has or shares a right to, directly or indirectly, vote or direct the voting of any shares of the Company’s securities;
(vi)    a description of any rights to dividends or other distributions on the shares of any class of shares of the Company, directly or indirectly, owned beneficially by the Proposing Member or any Member Affiliate that are separated or separable from the underlying securities of the Company;
(vii)    any performance-related fees (other than an asset-based fee) that the Proposing Member or any Member Affiliate, directly or indirectly, may be entitled to based on any increase or decrease in the value of any shares of the Company’s securities or any Derivative Instruments;
(viii)    a representation that the Proposing Member is, and will at the time of such general meeting be, a holder of the Company’s shares entitled to vote (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or to propose any other business specified in the Member Notice;
(ix)    a description of all arrangements or understandings among the Proposing Member, each Member Affiliate, and each proposed nominee and any other person (naming such person) pursuant to which each nomination or proposal of other business is to be made by the Proposing Member;
(x)    to the extent not prohibited under applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange or other applicable bona fide confidentiality obligation, with respect to the Proposing Member and each Member Affiliate, a list of: (a) litigation filed against such person during the prior ten years; (b) any criminal proceedings (excluding traffic violations and other minor offences) naming such person as a subject during the prior ten years; and (c) investigations of such person by a governmental entity, including law enforcement agencies, commenced within the prior ten years;
(xi)    a representation as to whether the Proposing Member or the beneficial owner, if any, intends or is part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) which intends: (a) to deliver applicable proxy materials to holders of at least the percentage of the Company’s issued share capital required to approve or adopt the proposal or elect the proposed Director nominee; (b) otherwise to solicit proxies from members in support of such proposal or nomination; and/or (c) to solicit proxies in support of each proposed Director nominee in accordance with Rule 14a-19 under the Exchange Act (or any successor provision), to the extent applicable to the Company (“Rule 14a-19”)
(xii)    the names and addresses of any other members or beneficial owners known to be financially or otherwise materially supporting such nomination or proposal of other business by the Proposing Member or the beneficial owner, if any, on whose behalf the Proposing Member is acting;
(xiii)    the representations and agreements referenced in Article 180.4 in the form provided by the Company pursuant to Article 180.4 and signed by the Proposing Member and any applicable Member Affiliates; and
(xiv)    any other information relating to the Proposing Member, beneficial owner, if any, any Member Affiliate or such nomination or proposal of other business that would be required to be disclosed in a notice of meeting, proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposed Director nominee or other proposal pursuant to Section 14 of the Exchange Act (or any successor provision).
(b)    In connection with a proposed Director nomination, as to each person whom a Proposing Member proposes to nominate as a candidate for election as a Director:
(i)    the name, age, business address, and place of residence of the proposed Director nominee;
(ii)    the class and number of shares and any other securities of the Company that are, directly or indirectly, owned beneficially or of record by the proposed Director nominee (including any shares or other securities as to which the proposed Director nominee has a right to acquire beneficial or record ownership at any time in the future);
(iii)    a description of all direct and indirect compensation and other material agreements, arrangements or understandings, and any other material relationships, between the Proposing Member or any Member Affiliate, on the one hand, and such proposed nominee, on the other hand, in connection with the making of such nomination or nominations, including, without limitation, all biographical and related-party transactions and other information that would be required to be disclosed pursuant to Regulation S-K if the Proposing Member or any such Member Affiliate were the “registrant” for purposes of such rule and such nominee were a director or executive officer of such registrant;
(iv)    whether and the extent to which any Derivative Instrument is in place or has been entered into within the prior six months preceding the date of delivery of the Member Notice by or for the benefit of the proposed Director nominee, and if so, a summary of the material terms thereof;
(v)    any position of the proposed Director nominee as an officer or director, of any competitor of the Company (that is, any person that produces products, provides services, or engages in business activities that compete with or are alternatives to the products produced, services provided, or business activities engaged in by the Company or its affiliates) within the three calendar years preceding the submission of the Member Notice;
(vi)    such other information regarding each Director nominee proposed by the Proposing Member as would have been required to be disclosed in solicitations of proxies for election of directors, included in a proxy statement filed pursuant to the proxy rules of the SEC had each proposed Director nominee been nominated by the Board, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act (including Regulation 14A and Rule 14a-19 under the Exchange Act), including such person’s written consent to being named in the proxy statement as a proposed Director nominee and to serving as a Director if elected;
(vii)    whether such proposed Director nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation) and the relevant listing standards of any Exchange;
(viii)    the completed questionnaire, representations and agreements referenced in Article 180.4 in the form provided by the Company pursuant to Article 180.4 and signed by the proposed Director nominee; and
(ix)    any other information relating to such proposed Director nominee that would be required to be disclosed in a proxy statement (including a notice of meeting) or other filing required to be made in connection with the solicitation of proxies in support of such proposed Director nominee pursuant to Section 14 of the Exchange Act (or any successor provision).
(c)    In connection with any proposed business other than a Director nomination, (i) a description of the matter, (ii) the text of the proposed business (including the text of any resolutions proposed for consideration), (iii) the reasons for the Proposing Member or the beneficial owner, if any, on whose behalf such business is being proposed, to propose such business at the general meeting, and (iv) a description of any material interest in such business of the Proposing Member, such beneficial owner, if any, or other Member Affiliate, individually or in the aggregate, including any anticipated benefit to the Proposing Member, beneficial owner or Member Affiliate therefrom.
180.4    As a condition of any Director nominee being deemed validly nominated by a member pursuant to sub-paragraph 180.1(iii) of this Article 180, each such Director nominee must deliver (not later than the deadlines prescribed for delivery of a Member Notice under Article 180.2) to the Company Secretary at the principal executive office of the Company: (i) a fully completed questionnaire with respect to the background and qualifications of the proposed Director nominee; and (ii) a fully completed set of representations and agreements that the proposed Director nominee, the Proposing Member, and any other person on whose behalf the nomination is being made, as applicable: (A) is not and will not become a party to: (a) without prior written disclosure to the Company Secretary, any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person as to how such person (including the proposed Director nominee if elected to the Board) will act, vote, or refrain from acting or voting on any issue, question, or other matter (a “Voting Commitment”); or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary and other duties (including, in the case of the proposed Director nominee, if elected to the Board) under applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange; (B) without prior written disclosure to the Company Secretary, is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service, action, voting, or refraining from action or voting as a Director; has not violated, and would not violate, any applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange by being nominated or elected as a Director (in the case of the proposed Director nominee) or by making the nomination (in the case of such other persons); (C) in the case of the proposed Director nominee; (a) would be in compliance, if elected as a Director, and will comply, with all applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange, and all policies, standards, procedures, and guidelines of the Company relating to corporate governance, conflicts of interest, corporate opportunity, confidentiality, and stock ownership and trading that are applicable to Directors generally; (b) will comply with the Company’s processes for evaluating any person being considered for nomination as a Director, including an agreement to meet with current members of the Board, if and when requested by those members, to discuss matters relating to the nomination and potential service of the proposed Director nominee, including the information provided by the proposed Director nominee in connection with his or her nomination; (c) if elected as a Director, the proposed Director nominee intends to serve a full term; and (d) will provide facts, statements, and other information in all communications with the Company and its members that are or will be true and correct in all material respects and that do not and will not omit to state a material fact, statement, or other information necessary in order to make such communications, in light of the circumstances under which they were made, not misleading. Prior to submitting a Member Notice, the Proposing Member must request in writing from the Company Secretary the form of questionnaire and the representations and agreements described in this Article 180.4, and the Company Secretary shall provide the form within five (5) Business Days of a written request made by any member, identified by name, who is a holder at the time of such request.
180.5    Each applicable person (including the Proposing Member and any proposed Director nominee) shall (a) notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any information previously provided to the Company pursuant to this Article 180; and (b) update the notice delivered and information previously provided to the Company pursuant to this Article 180 and under any questionnaire or representations and agreements, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct: (i) as of the record date for a general meeting; and (ii) as of the date that is ten (10) Business Days prior to the meeting (or any adjournment, recess or postponement thereof), and such update shall be received by the Company Secretary by electronic mail with confirmation of receipt or registered mail addressed to the Company Secretary at the principal executive office of the Company not later than five (5) Business Days after the record date for such general meeting (in the case of an update required to be made as of the record date) and not later than eight (8) Business Days prior to the date of such general meeting (in the case of an update required to be made as of the date that is ten (10) Business Days prior to such general meeting or any adjournment, recess or postponement thereof).
180.6    The obligation of a Proposing Member, proposed Director nominee or other applicable person to provide information or an update pursuant to this Article 180 and under any questionnaire or representations and agreements, as applicable, shall not limit the Company’s rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under this Article 180 or enable or be deemed to permit such person to amend or update any nomination or proposal, as applicable, or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable, after the advance notice deadlines hereunder have expired. A Proposing Member may not, after the last day on which a notice would be timely under this Article 180, cure in any way any defect preventing the submission of a proposal or nomination of a proposed Director nominee.
180.7    The Company may also, as a condition of any Director nominee being deemed validly nominated by a member pursuant to sub-paragraph 180.1(iii) of Article 180, require the Proposing Member, any proposed Director nominee and any other person on whose behalf the nomination is being made to deliver to the Company Secretary, within five (5) Business Days of such request such other information as may be reasonably requested by the Company, including, without limitation: (i) such person has agreed to furnish under the applicable member’s notice (including any Member Notice), questionnaire or representations and agreements delivered to the Company (including under any such person’s agreement to update information pursuant to any representation and agreement); and (ii) that could (as determined by the Board or any committee thereof) be required by the Company to determine whether the proposed Director nominee would be: (A) considered “independent” as a member of the Board or meet the requirements for membership on the Board or any committee thereof; or (B) material to a reasonable member’s understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed Director nominee.
180.8    Notwithstanding anything to the contrary in these Articles, unless otherwise required by applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange, if any member: (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act (or any successor provision) with respect to any proposed Director nominee; and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such member has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence), then the nomination of each such proposed Director nominee shall be disregarded, even if the Company has received proxies or votes in respect of such nomination (which proxies and votes shall also be disregarded). If a member provides notice pursuant to Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement (including a notice of meeting) previously filed by such member, such member must provide in writing to the Company Secretary, no later than seven Business Days prior to the applicable general meeting of members, a written certification (and upon request by the Company, reasonable evidence) that such member has met the applicable requirements of Rule 14a-19 under the Exchange Act.
180.9    With respect to nominations or other business to be brought by a member before a general meeting, a member must also comply with all applicable requirements under the Memorandum, these Articles of Association and all other applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange.
180.10    Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business (other than the nominations of candidates for election to as Directors) by a member pursuant to this Article 180 shall be deemed satisfied if such member has submitted a proposal to the Company in compliance with Rule 14a-8 under the Exchange Act (or any successor provision).
Vacation of office by Directors
181.    In addition to the circumstances described in sections 146, 148(1) and 196(2) of the Act, the office of Director shall be vacated:
181.1    ipso facto, if that Director:
(a)    resigns his or her office by notice in writing to the Company;
(b)    becomes subject to a declaration of restriction under section 819 of the Act and the Directors, at any time during the currency of the declaration, resolve that his or her office be vacated;
(c)    resigns his or her office by spoken declaration at any Board meeting and such resignation is accepted by resolution of that meeting, in which case such resignation shall take effect at the conclusion of such meeting unless otherwise resolved;
(d)    is adjudicated insolvent or bankrupt or makes any arrangement or compromise with his or her creditors generally (in any jurisdiction);
(e)    is removed from office by notice in writing to the Company: where there is a sole member, by the sole member or where there is more than one member, by any member or members having the right to attend and vote at a general meeting of the Company on a resolution to remove a Director and holding for the time being not less than 90% of the votes attaching to shares giving that right; and
181.2    by resolution of the Board:
(a)    where that Director can no longer be reasonably regarded as possessing an adequate decision making capacity by reason of his or her health;
(b)    where that Director is sentenced to a term of imprisonment (whether or not the term is suspended) following conviction of a criminal offence in any jurisdiction;
(c)    where that Director is for more than six months absent, without the permission of the Directors, from meetings of the Directors held during that period;
(d)    where that Director is in employment of the Company, the Company’s holding company or a subsidiary of the Company’s holding company, upon the termination of such employment; or
(e)    in accordance with Article 177;
181.3    and a Director so removed shall have no right to prior notice or to raise any objection to his or her removal from office but any removal (other than one initiated by the Director) shall be without prejudice to any claim for compensation or damages payable as a result of the removal also terminating any contract of service.
Directors’ remuneration and expenses
182.    The remuneration of the Directors shall be such as is determined, from time to time, by the Board (with the assistance of the compensation committee of the Board or other committee serving a similar function) and such remuneration shall be deemed to accrue from day to day. The Board may from time to time determine that, subject to the requirements of the Act, all or part of any fees or other remuneration payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide. The remuneration of the Directors shall be ratified by the Company by ordinary resolution, provided that where such remuneration is not ratified by that vote, the Company shall pay its Directors in accordance with the Directors’ remuneration previously ratified by ordinary resolution.
183.    The Directors may also be paid all travelling, hotel and other expenses properly incurred by them: (a) in attending and returning from: (i) meetings of the Directors or any committee; or (ii) general meetings of the Company, or (b) otherwise in connection with the business of the Company.

General power of management and delegation
184.    The business of the Company shall be managed by its Directors who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or by the Memorandum or these Articles, required to be exercised by the Company in a general meeting, but subject to:
184.1    any regulations contained in these Articles;
184.2    the provisions of the Act; and
184.3    such directions, not being inconsistent with the foregoing regulations or provisions, as the Company in a general meeting may (by special resolution) give.
185.    No direction given by the Company in a general meeting under Article 184.3 shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.
186.    Without prejudice to the generality of Article 184, Article 184 operates to enable, subject to a limitation (if any) arising under any of paragraphs 184.1 to 184.3 of it, the Directors exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof.
187.    Without prejudice to section 40 of the Act, the Directors may delegate any of their powers (including any power referred to in these Articles) to such person or persons as they think fit, including committees; any such person or committee shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.
188.    Any reference to a power of the Company required to be exercised by the Company in a general meeting includes a reference to a power of the Company that, but for the power of the members to pass a written resolution to effect the first-mentioned power’s exercise, would be required to be exercised by the Company in a general meeting.
189.    The acts of the Board or of any committee established by the Board or any delegee of the Board or any such committee shall be valid notwithstanding any defect which may afterwards be discovered in the appointment or qualification of any Director, committee member or delegee.
190.    The Directors may appoint a sole or joint company secretary, an assistant company secretary and a deputy company secretary for such term, at such remuneration and upon such conditions as they may think fit; and any such person so appointed may be removed by them.
Officers and executives
191.    The Directors may from time to time appoint one or more of themselves to hold any office or position (including the office of Chief Executive Officer by whatever name called including managing director) with the Company and for such period and on such terms as to remuneration, if any (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.

192.    Without prejudice to any claim the person so appointed under Article 191 may have for damages for breach of any contract of service between the person and the Company, the person’s appointment shall cease upon his or her ceasing, from any cause, to be a Director.
193.    The Board may appoint any person whether or not he or she is a Director, to hold such executive or official position (including the Chief Executive Officer but except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office of executive or official position.
194.    The Board shall determine from time to time, the powers and duties of any such office holder or official appointed under Articles 191 and/or Article 193, and subject to the provisions of the Act and these Articles, the Directors may confer upon an office holder or official any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and in conferring any such powers, the Directors may specify that the conferral is to operate either: (a) so that the powers concerned may be exercised concurrently by them and the relevant office holder; or (b) to the exclusion of their own such powers.
195.    The Directors may (a) revoke any conferral of powers under Article 194 or (b) amend any such conferral (whether as to the powers conferred or the terms, conditions or restrictions subject to which the conferral is made). The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Act.
Meetings of Directors and committees
196.
196.1    The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.
196.2    The Directors may establish attendance and procedural guidelines from time to time about how their meetings are to be conducted consistent with good corporate governance and applicable tax requirements.
196.3    Such meetings shall take place on such date and at such time and place as the Directors may determine.
196.4    Questions arising at any such meeting shall be decided by a majority of votes cast by Directors present or represented at such meeting and where there is an equality of votes, the chairperson of the meeting shall have a second or casting vote.
196.5    The Chief Executive Officer, Chair, and a majority of Directors may, and the Company Secretary on the requisition of such person or persons shall, at any time summon a meeting of the Directors.
196.6    Where any Director is unable to attend a Board meeting or committee meeting in person (a “non-attending Director”), he or she shall be entitled to nominate any Director who is due to attend such Board meeting or committee meeting in person to vote on his or her behalf if present in person at such Board meeting or committee meeting (the “nominated Director”) but such non-attending Director must not direct or otherwise influence how such vote is exercised, such that, at such Board meeting or committee meeting, the nominated Director shall, in addition to his or her own vote, be entitled to one (1) vote in respect of each non-attending Director who has nominated him or her pursuant to this Article 196.6 to vote on his or her behalf at such Board meeting or committee meeting (each such vote to be exercised at the sole discretion of the nominated Director). Any nomination pursuant to this Article 196.6 shall be by notice in writing by the non-attending Director served on the Company Secretary prior to the start of the Board meeting or committee meeting to which it relates. No more than two non-attending Directors may make a nomination pursuant to this Article 196.6 in respect of any one Board meeting or committee meeting. Once two nominations have been served on the Company Secretary in respect of the same Board meeting or committee meeting, any and all subsequent nominations shall be deemed invalid and the Company Secretary shall notify the relevant non-attending Director accordingly. A nomination pursuant to this Article 196.6 shall automatically be revoked if:
(a)    the Director who made such nomination attends in person at the Board meeting or committee meeting to which the nomination related; or
(b)    prior to the start of the Board meeting or committee meeting to which such nomination related, the Director who made such nomination revokes such nomination by service of a notice in writing to the Company Secretary to that effect.
Any Director who makes, and does not revoke, a nomination pursuant to this Article 196.6 shall not be counted in the quorum for the Board meeting or committee meeting to which such nomination relates.
197.    All Directors shall be entitled to reasonable notice of any meeting of the Directors.
198.    Nothing in Article 197 or any other provision of the Act enables a person, other than a Director, to object to the notice given for any meeting of the Directors.
199.    The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.
200.    The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed in accordance with these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.
Chairperson
201.    The Directors may elect a Chair and determine the period for which he or she is to hold office, but if no such Chair is elected, or, if at any meeting the Chair is not present after the time appointed for holding it, the Directors present may choose one of their members to be chairperson of a Board meeting. The Chair shall vacate office if he or she vacates his or her office as a Director (otherwise than by the expiration of his or her term of office at a general meeting of the Company at which he or she is re-appointed).

Committees
202.    The Directors may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.
203.    A committee established under Article 202 (a “committee”) may elect a chairperson of its meetings; if no such chairperson is elected, or if at any meeting the chairperson is not present after the time appointed for holding it, the members of the committee present may choose one of their number to be chairperson of the meeting.
204.    A committee may meet and adjourn as it thinks proper. Committee meetings shall take place at such time and place as the relevant committee may determine. Questions arising at any meeting of a committee shall be determined (subject to Article 202) by a majority of votes of the members of the committee present, and where there is an equality of votes, the chairperson of the committee shall have a second or casting vote.
205.    Where any committee is established by the Directors:
205.1    the meetings and proceedings of such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations imposed upon such committee by the Directors; and
205.2    the Directors may authorise, or may authorise such committee to authorise, any person who is not a Director to attend all or any meetings of any such committee on such terms as the Directors or the committee think fit, provided that any such person shall not be entitled to vote at meetings of the committee.
Written resolutions and telephonic meetings of the Directors
206.    The following provision shall apply:
206.1    A resolution in writing signed by all the Directors, or by all the Directors being members of a committee referred to in Article 202, and who are for the time being entitled to receive notice of a meeting of the Directors or, as the case may be, of such a committee, shall be as valid as if it had been passed at a meeting of the Directors or such a committee duly convened and held.
206.2    A resolution in writing shall be deemed to have been signed by a Director where the Chair, Company Secretary or other person designated by the Board has received an email from that Director’s Certified Email Address (as defined by Article 206.3) which identifies the resolution and states, unconditionally, “I hereby sign the resolution”.
206.3    A Director’s Certified Email Address is such email address as the Director has, from time to time, notified to such person and in such manner as may from time to time be prescribed by the Board.
206.4    The Company shall cause a copy of every email referred to in Article 206.2 to be entered in the books kept pursuant to section 166 of the Act.

207.    Subject to Article 208, where one or more of the Directors (other than a majority of them) would not, by reason of:
207.1    the Act or any other enactment;
207.2    these Articles; or
207.3    an applicable rule of law or an Exchange,
be permitted to vote on a resolution such as is referred to in Article 206, if it were sought to pass the resolution at a meeting of the Directors duly convened and held, then such a resolution, notwithstanding anything in Article 206.1, shall be valid for the purposes of that subsection if the resolution is signed by those of the Directors who would have been permitted to vote on it had it been sought to pass it at such a meeting.
208.    In a case falling within Article 207, the resolution shall state the name of each Director who did not sign it and the basis on which he or she did not sign it.
209.    For the avoidance of doubt, nothing in Articles 206 to 208 dealing with a resolution that is signed by other than all of the Directors shall be read as making available, in the case of an equality of votes, a second or casting vote to the one of their number who would, or might have been, if a meeting had been held to transact the business concerned, chairperson of that meeting.
210.    The resolution referred to in Article 206 may consist of several documents in like form each signed by one or more Directors and for all purposes shall take effect from the time that it is signed by the last Director.
211.    A meeting of the Directors or of a committee referred to in Article 202 may consist of a conference between some or all of the Directors or, as the case may be, members of the committee who are not all in one place, but each of whom is able (directly or by means of telephonic, video or other electronic communication) to speak to each of the others and to be heard by each of the others and:
211.1    a Director or as the case may be a member of the committee taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote (subject to Article 207) and be counted in a quorum accordingly; and
211.2    such a meeting shall be deemed to take place:
(a)    where the largest group of those Directors participating in the conference is assembled;
(b)    if there is no such group, where the chairperson of the meeting then is; or
(c)    if neither subparagraph (a) or (b) applies, in such location as the meeting itself decides.
Directors’ duties, conflicts of interest, etc.
212.    A Director may have regard to the interests of any other companies in a group of which the Company is a member to the full extent permitted by the Act.

213.    A Director is expressly permitted (for the purposes of section 228(1)(d) of the Act) to use vehicles, telephones, computers, aircraft, accommodation and any other Company property where such use is approved by the Board or by a person so authorised by the Board or where such use is in accordance with a Director’s terms of employment, letter of appointment or other contract or in the course of the discharge of the Director’s duties or responsibilities or in the course of the discharge of a Director’s employment.
214.    Nothing in section 228(1)(e) of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Act.
215.    It shall be the duty of a Director who is in any way, whether directly or indirectly, interested (within the meaning of section 231 of the Act) in a contract or proposed contract with the Company, to declare the nature of his or her interest at a meeting of the Directors.
216.    Subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange, a Director may vote in respect of any contract, appointment or arrangement in which he or she is interested and shall be counted in the quorum present at the meeting and is hereby released from his or her duty set out in section 228(1)(f) of the Act and a Director may vote on his or her own appointment or arrangement and the terms of it.
217.    The Directors may exercise the voting powers conferred by the shares of any other company held or owned by the Company in such manner in all respects as they think fit and, in particular, they may exercise the voting powers in favour of any resolution: (a) appointing the Directors or any of them as directors or officers of such other company; or (b) providing for the payment of remuneration or pensions to the directors or officers of such other company.
218.    Any Director may vote in favour of the exercise of such voting rights notwithstanding that he or she may be or may be about to become a Director or officer of the other company referred to in Article 217 and as such or in any other way is or may be interested in the exercise of such voting rights in the foregoing manner.
219.    A Director may hold any other office or place of profit under the Company (other than Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.
220.    Without prejudice to the provisions of section 228 of the Act, a Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as member or otherwise.
221.    A Director may act by himself or herself, or his or her firm, in a professional capacity for the Company; and any Director, in such a case, or his or her firm, shall be entitled to remuneration for professional services as if he or she were not a Director, but nothing in this Article authorises a Director, or his or her firm, to act as Auditor.

222.    No Director or nominee for Director shall be disqualified by his or her office from contracting with the Company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise.
223.    In particular, neither shall:
223.1    any contract with respect to any of the matters referred to in Article 216 nor any contract or arrangement entered into by or on behalf of the Company in which a Director is in any way interested, be liable to be avoided; nor
223.2    a Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such Director holding that office or of the fiduciary relation thereby established.
224.    A Director, notwithstanding his or her interest, may be counted in the quorum present at any meeting at which:
224.1    that Director or any other Director is appointed to hold any such office or place of profit under the Company as is mentioned in Article 219; or
224.2    the terms of any such appointment are arranged,
and he or she may vote on any such appointment or arrangement, subject to any applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange.
Member Nominations included in the Company’s Proxy Materials
225.    Articles 226 to 237 shall apply to the Company only if and for so long as the Company is determined to be a domestic issuer in the United States for the purposes of the Exchange Act.
226.    Subject to Articles 226 to 237 and to the extent applicable, if expressly requested in the relevant Nomination Notice (as defined below), the Company shall include in its proxy statement for any annual general meeting:
226.1    the names of any person or persons nominated for election as a Director, which shall also be included on the Company’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board, all applicable conditions and complied with all applicable procedures set forth in Articles 226 to 237 (such Eligible Holder or group of Eligible Holders being a “Nominating Member” and each person so nominated, a “Nominee”);
226.2    disclosure about each Nominee and the Nominating Member required under the rules of the SEC or other applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange to be included in the proxy statement;
226.3    any statement in support of the Nominee’s (or Nominees’, as applicable) election to the Board included by the Nominating Member in the Nomination Notice for inclusion in the proxy statement (subject, without limitation, to Article 237), provided that such statement does not exceed five hundred words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a¬9 (or any successor provision) (the “Statement”); and
226.4    any other information that the Company or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee(s), including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to Articles 226 to 237 and any solicitation materials or related information with respect to the Nominee(s).
For purposes of Articles 226 to 237, any determination to be made by the Board may be made by the Board, a committee of the Board or any officer of the Company designated by the Board or a committee of the Board, and any such determination shall be final and binding on the Company, any Eligible Holder, any Nominating Member, any Nominee and any other person so long as made in good faith (without any further requirements). The chairperson of any annual general meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of Articles 226 to 237 and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered.
227.    The Company shall not be required to include in the proxy statement for an annual general meeting more Nominees than that number of Directors constituting the greater of (a) two; and (b) 20% of the total number of Directors serving on the Board on the last day on which a Nomination Notice may be submitted pursuant to Articles 226 to 237 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual general meeting shall be reduced by: (i) the number of Nominees that the Board itself decides to nominate for election at such annual general meeting; and (ii) the number of incumbent Directors who had been Nominees with respect to any of the preceding two annual general meetings of members and who have been nominated by the Board at the upcoming annual general meeting. In the event that one or more vacancies for any reason occurs on the Board after the deadline for submitting a Nomination Notice as set forth in Article 234 below but before the date of the applicable annual general meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.
228.    If the number of Nominees pursuant to Articles 226 to 237 for any annual general meeting exceeds the Maximum Number then, promptly upon notice from the Company, each Nominating Member will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the share ownership position as disclosed in each Nominating Member’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Member has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Article 234, a Nominating Member ceases to satisfy the eligibility requirements in Articles 226 to 237, as determined by the Board, or withdraws its nomination or a Nominee ceases to satisfy the eligibility requirements in Articles 226 to 237, as determined by the Board, or becomes unwilling or unable to serve on the Board, whether before or after the mailing or other distribution of the Company’s proxy statement for such annual general meeting, then the nomination shall be disregarded, and the Company: (a) shall not be required to include in its proxy statement for such annual general meeting or on any ballot or form of proxy for such annual general meeting the disregarded Nominee or any successor or replacement nominee proposed by the applicable Nominating Member or by any other Nominating Member; and (b) may otherwise communicate to its members, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy for such annual general meeting and will not be voted on at such annual general meeting.
229.    An “Eligible Holder” is a person who has either (a) been a record holder of the A Ordinary Shares or B Ordinary Shares (or the ordinary shares previously issued by the Company’s predecessor) used to satisfy the eligibility requirements in Article 229 to 233 continuously for the three-year period specified in Article 230 below or (b) provides to the Company Secretary, within the time period referred to in Article 234, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board determines would be deemed acceptable for purposes of a member proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
230.    An Eligible Holder or group of up to twenty Eligible Holders may submit a nomination in accordance with Articles 226 to 237 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the A Ordinary Shares or B Ordinary Shares (or the ordinary shares previously issued by the Company’s predecessor) throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of such shares through the date of the Company’s applicable annual general meeting. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by the same employer (or by a group of related employers that are under common control) or (c) a “group of investment companies”, as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 of the United States, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Board that demonstrates the satisfaction of any of the foregoing criteria. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in Articles 226 to 237, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any member cease to satisfy the eligibility requirements in Articles 226 to 237, as determined by the Board, or withdraw from a group of Eligible Holders at any time prior to the applicable annual general meeting, the group of Eligible Members shall only be deemed to own the shares held by the remaining members of the group. As used in Articles 226 to 237, any reference to a “group” or “group of Eligible Holders” refers to any Nominating Member that consists of more than one Eligible Holder and to all the Eligible Holders that make up such Nominating Member.
231.    The “Minimum Number” means 3% of the number of outstanding A Ordinary Shares and B Ordinary Shares calculated as of the most recent date for which the total number of outstanding Ordinary Shares is given in any filing by the Company with the SEC prior to the submission of the Nomination Notice.
232.    For the purposes of Articles 226 to 237, an Eligible Holder “owns” only those outstanding A Ordinary Shares and B Ordinary Shares as to which the Eligible Holder possesses both: (a) the full voting and investment rights pertaining to the shares; and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares: (i) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not yet been settled or closed; (ii) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person; or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other Derivative Instrument or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding A Ordinary Shares and B Ordinary Shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares; and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.
An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares, provided that the Eligible Holder has the power to recall such loaned shares on not more than five business days’ notice and continues to hold such shares through the date of such annual general meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding A Ordinary Shares and B Ordinary Shares are “owned” for these purposes shall be determined by the Board.
233.    No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Member, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest net long position as reflected in the Nomination Notice.
234.    To nominate a Nominee, the Nominating Member must, no earlier than one hundred and fifty calendar days and no later than the Close of Business one hundred and twenty calendar days before the anniversary of the date that the Company mailed or otherwise distributed its proxy statement for the prior year’s annual general meeting, submit to the Company Secretary at the principal executive office of the Company all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that (a) if (and only if) the applicable annual general meeting is not scheduled to be held within a period that commences thirty calendar days before the anniversary date for the prior year’s annual general meeting and ends thirty calendar days after such anniversary date or no annual general meeting date was held in the preceding year, then the Nomination Notice in the manner provided in Article 234 must be received not earlier than one hundred and eighty calendar days prior to such annual general meeting and not later than the Close of Business on the later of the one hundred and fiftieth calendar day prior to such annual general meeting and the tenth calendar day following the date on which notice of the date of such annual general meeting is first publicly announced or disclosed by the Company; and (b) in no event shall the adjournment, postponement, judicial stay or rescheduling of any general meeting, or any announcement thereof, commence a new time period (or extend any time period) for the delivery of a Nomination Notice:
234.1    a Schedule 14N of the Exchange Act (“Schedule 14N”) (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Member as applicable, in accordance with SEC rules;
234.2    a written notice, in a form deemed satisfactory by the Board, of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Member (including, in the case of a group, each Eligible Holder included in the group):
(a)    the information required with respect to the nomination of Directors pursuant to Articles 180 and 226 (including any information that would be required to be included in a Member Notice with respect to a proposed Director nominee, the Proposing Member and any Member Affiliates), as if the Nomination Notice were a Member Notice;
(b)    the fully completed written questionnaire, representations and agreements required pursuant to Article 180.4;
(c)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if the relationship existed on the date of submission of the Schedule 14N;
(d)    a representation and warranty that the Nominating Member acquired the securities of the Company in the ordinary course of business and investing and did not acquire, and is not holding, securities of the Company for the purpose or with the effect of influencing or changing control of the Company;
(e)    a representation and warranty that the Nominee’s candidacy or, if elected, membership of the Board would not violate applicable state or federal law or the rules of the New York Stock Exchange and any other Exchange on which the A Ordinary Shares or B Ordinary Shares are traded;
(f)    a representation and warranty that the Nominee: (i) does not have any direct or indirect relationship with the Company that will cause the Nominee to be considered not independent pursuant to independence standards as most recently published on the Company’s website and otherwise qualifies as independent under the rules of the New York Stock Exchange and any other Exchange on which the A Ordinary Shares or B Ordinary Shares are traded; (ii) meets the audit committee independence requirements under the rules of the New York Stock Exchange and any other Exchange on which the A Ordinary Shares or B Ordinary Shares are traded; (iii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (iv) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986 of the United States, as amended (or any successor provision); and (v) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
(g)    a representation and warranty that the Nominating Member satisfies the eligibility requirements set forth in Articles 229 to 233 and has provided evidence of ownership to the extent required by Article 229;
(h)    a representation and warranty that the Nominating Member intends to continue to satisfy the eligibility requirements described in Articles 229 to 233 through the date of the applicable annual general meeting;
(i)    a statement as to the Nominating Member’s intentions with respect to maintaining qualifying ownership of the Minimum Number of shares for at least one year following the applicable annual general meeting;
(j)    details of any shares of the Company owned by the Nominee that are (i) pledged by the Nominee or otherwise subject to a lien, charge or other encumbrance or (ii) subject to any option, warrant, forward contract, swap, contract of sale, other Derivative Instrument or similar agreement entered into by such Nominee, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding A Ordinary Shares and B Ordinary Shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Nominee’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Nominee;
(k)    a representation and warranty that the Nominating Member will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) under the Exchange Act in support of the election of any individual as a Director at the applicable annual general meeting, other than its Nominee(s) or any nominee of the Board;
(l)    a representation and warranty that the Nominating Member will not use any proxy card or other form of proxy other than the Company’s proxy card or other form of proxy in soliciting members in connection with the election of a Director at the applicable annual general meeting;
(m)    confirmation that the requirements of Article 180 as to the Nominating Member’s eligibility for the election as a Director have been complied with;
(n)    details of all information required pursuant to Articles 180.1 to 180.5;
(o)    if desired, a Statement; and
(p)    in the case of a nomination by a group, the designation by all Eligible Holders included in the group of one such Eligible Holder that is authorized to act on behalf of all Eligible Holders included in the group with respect to matters relating to the nomination, including withdrawal of the nomination;

234.3    an executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominating Member (in the case of a group, including, and binding upon, each Eligible Holder included in the group) agrees:
(a)    to comply with all applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange in connection with the nomination, solicitation and election of a Nominee;
(b)    to file with the SEC any written solicitation or other communication with the Company’s members relating to one or more of the Directors or Director nominees or any Nominee, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(c)    to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Member or any of its Nominees with the Company, its members or any other person in connection with the nomination or election of one or more of the Directors, including, without limitation, the Nomination Notice;
(d)    to indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Member or any of its Nominees to comply with, or any breach or alleged breach of, its respective obligations, agreements or representations under Articles 226 to 237; and
(e)    in the event that (i) any information included in the Nomination Notice or in any other communication by the Nominating Member (including with respect to any Eligible Holder included in a group, any of its Nominees or any of their respective agents or representatives) with the Company, its members or any other person in connection with the nomination or election of a Nominee ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading); or (ii) the Nominating Member (including any Eligible Holder included in a group) has failed to continue to satisfy the eligibility requirements described in Articles 229 to 233, to promptly (and in any event within forty-eight hours of discovering such misstatement, omission or failure) notify the Company and, in the case of clause (i), any other recipient of such communication (together with the information required to correct the misstatement or omission); and
234.4    an executed agreement, in a form deemed satisfactory by the Board, by the Nominee:
(a)    to provide to the Company such other information as it may reasonably request; and

(b)    that the Nominee has read and agrees, if elected, to adhere to the Company’s code of ethics and any other Company policies and guidelines applicable to Directors.
The information and documents required by Articles 226 to 237 be provided by the Nominating Member shall be: (x) provided with respect to and executed by each Eligible Holder, in the case of information applicable to group members; and (y) provided with respect to the persons specified in Instruction 1 to Item 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Member or Eligible Holder included in a group that is an entity. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in Articles 226 to 237 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Company Secretary.
235.    Each applicable person (including the Nominating Member and any Nominee) shall (a) notify the Company of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any information previously provided to the Company pursuant to Articles 226 to 237; and (b) update the Nomination Notice delivered and information previously provided to the Company pursuant to Articles 226 to 237 and under any questionnaire or representations and agreements, if necessary, so that the information provided or required to be provided in such Nomination Notice shall continue to be true and correct: (i) as of the record date for a general meeting; and (ii) as of the date that is ten Business Days prior to the meeting (or any adjournment, recess or postponement thereof), and such update shall be received by the Company Secretary by electronic mail with confirmation of receipt or registered mail addressed to the Company Secretary at the principal executive office of the Company not later than five Business Days after the record date for such general meeting (in the case of an update required to be made as of the record date) and not later than eight Business Days prior to the date of such general meeting (in the case of an update required to be made as of the date that is ten Business Days prior to such general meeting or any adjournment, recess or postponement thereof). The obligation of a Nominating Member, Nominee or other applicable person to provide information or an update pursuant to Articles 226 to 237 and under any questionnaire or representations and agreements, as applicable, shall not limit the Company’s rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under Articles 226 to 237 or enable or be deemed to permit such person to amend or update any nomination or submit any new nomination, including by substituting or adding Nominees, after the advance notice deadlines hereunder have expired. A Nominating Member may not, after the last day on which a notice would be timely under Article 234.2, cure in any way any defect preventing the submission of a nomination of a proposed Nominee.
236.    Notwithstanding anything to the contrary contained in Articles 226 to 237, the Company may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Member’s Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Nominating Member may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:
236.1    the Company receives a Member Notice, whether or not subsequently withdrawn, pursuant to Article 180 that a member intends to nominate a candidate for Director at the applicable annual general meeting;

236.2    the Board determines that such Nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with the Memorandum, these Articles or any applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange;
236.3    the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914 of the United States, as amended; or
236.4    the Company is notified, or the Board determines, that the Nominating Member or such Nominee has failed to continue to satisfy the eligibility requirements described in Articles 229 to 233, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), the Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Member or the Nominee under Articles 226 to 237.
237.    Notwithstanding anything to the contrary contained in Articles 226 to 237, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee(s) included in the Nomination Notice, if the Board determines that:
237.1    such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;
237.2    such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or
237.3    the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law or the relevant code, rules and regulations applicable to the listing of the shares or depository receipts in respect of shares on any Exchange.
The Company may solicit against, and include in the proxy statement its own statement relating to, any Nominee.
The common seal, official seal and securities seal
238.    Any seal of the Company shall be used only by the authority of the Directors, a committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.
239.    Any instrument to which a Company’s seal shall be affixed shall be signed by any one of the following:
239.1    a Director;

239.2    the Company Secretary; or
239.3    any person authorised to sign by (i) the Directors or (ii) a committee.
and the countersignature of a second such person shall not be required.
240.    The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.
Service of notices on members
241.    A notice required or authorised to be served on or given to a member of the Company pursuant to a provision of the Act or these Articles shall, save where the means of serving or giving it specified in Article 241.4 is used, be in writing and may be served on or given to the member in one of the following ways:
241.1    by delivering it to the member;
241.2    by leaving it at the registered address of the member;
241.3    by sending it by post in a prepaid letter to the registered address of the member; or
241.4    subject to Article 246, by electronic mail or other means of electronic communication approved by the Directors to the contact details notified to the Company by any such member for such purpose (or if not so notified, then to the contact details of the member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Act.
242.    Without prejudice or limitation to the foregoing provisions of Article 241.1 to 241.4, for the purposes of these Articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.
243.    Any notice served or given in accordance with Article 241 shall be deemed, in the absence of any agreement to the contrary between the Company (or, as the case may be, the officer of it) and the member, to have been served or given:
243.1    in the case of its being delivered, at the time of delivery (or, if delivery is refused, when tendered);
243.2    in the case of its being left, at the time that it is left;
243.3    in the case of its being posted on any day other than a Friday, Saturday or Sunday, 24 hours after despatch and in the case of its being posted:
(a)    on a Friday — seventy-two hours after despatch; or
(b)    on a Saturday or Sunday — forty-eight hours after despatch;
243.4    in the case of electronic means being used in relation to it, twelve hours after despatch,

but this Article is without prejudice to section 181(3) of the Act.
244.    Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to Article 241.4, if sent to the address notified to the Company by the member for such purpose notwithstanding that the Company may have notice of the death, his or her being of unsound mind, bankruptcy, liquidation or disability of such member.
245.    Notwithstanding anything contained in these Articles to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.
246.    Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s annual report, statutory financial statements and the Directors’ and Auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him or her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such member. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company. Notwithstanding anything to the contrary in this Article 246, no such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of any Exchange on which the shares in the capital of the Company or other securities of the Company are listed or under the rules of the SEC.
247.    If at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all members entitled thereto at Close of Business on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.
248.    Notice may be given by the Company to the joint holders of a share in the capital of the Company by giving the notice to the joint holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint holders.
249.
249.1    Every person who becomes entitled to a share in the capital of the Company shall, before his or her name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he or she derives his or her title.

249.2    A notice may be given by the Company to the persons entitled to a share in the capital of the Company in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
250.    The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.
Service of notices on the Company
251.    In addition to the means of service of documents set out in section 51 of the Act, a notice or other document may be served on the Company by an officer of the Company by email provided, however, that the Directors have designated an email address for that purpose and notified that email address to its officers for the express purpose of serving notices on the Company.
Sending statutory financial statements to members
252.    Subject to Article 244, each of the members hereby agree and consent that copies of the documents referred to in section 338(2) of the Act, are to be treated, for the purposes of section 338 of the Act, as sent to a person where:
252.1    the Company and that person have agreed to his or her having access to the documents on a website (instead of their being sent to him or her), provided such agreement shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of any Exchange on which the shares in the capital of the Company or other securities of the Company are listed or under the rules of the SEC;
252.2    the documents are documents to which that agreement applies; and
252.3    that person is notified, in a manner for the time being agreed for the purpose between him or her and the Company, of:
(a)    the publication of the documents on a website;
(b)    the address of that website; and
(c)    the place on that website where the documents may be accessed, and how they may be accessed.
252.4    Documents treated in accordance with Article 252 as sent to any person are to be treated as sent to him or her not less than 21 days before the date of a meeting if, and only if:
(a)    the documents are published on the website throughout a period beginning at least 21 days before the date of the meeting and ending with the conclusion of the meeting; and
(b)    the notification given for the purposes of Article 252.3 is given not less than 21 days before the date of the meeting.

253.    Any obligation by virtue of section 339(1) or (2) of the Act to furnish a person with a document may, unless these Articles provide otherwise, be complied with by using electronic communications for sending that document to such address as may for the time being be notified to the Company by that person for that purpose.
Accounting Records
254.    The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:
254.1    correctly record and explain the transactions of the Company;
254.2    will at any time enable the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;
254.3    will enable the Directors to ensure that any financial statements of the Company, required to be prepared under sections 290 or 293 of the Act, comply with the requirements of the Act; and
254.4    will enable those financial statements of the Company to be readily and properly audited.
255.    The accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.
256.    The accounting records shall be kept at the Office or, subject to the provisions of the Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.
257.    The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any financial statement or accounting record of the Company except as conferred by the Act or authorised by the Directors or by the Company in a general meeting.
258.    In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such statutory financial statements of the Company and reports as are required by the Act to be prepared and laid before such meeting.
259.    A copy of every statutory financial statement of the Company (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report, or summary financial statements prepared in accordance with section 1119 of the Act, shall be sent, by post, electronic mail or any other means of electronic communications, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Act to receive them; provided that where the Directors elect to send summary financial statements to the members, any member may request that he or she be sent a copy of the statutory financial statements of the Company. The Company may, in addition to sending one or more copies of its statutory financial statements, summary financial statements or other communications to its members, send one or more copies to any Approved Nominee. For the purposes of this Article, sending by electronic communications includes the making available or displaying on the Company’s website (or a website designated by the Board) or the website of the SEC, and each member is deemed to have irrevocably consented to receipt of every statutory financial statement of the Company (including every document required by law to be annexed thereto) and every copy of the Directors’ report and the Auditors’ report and every copy of any summary financial statements prepared in accordance with section 1119 of the Act, by any such document being made so available or displayed.
260.    Auditors shall be appointed and their duties regulated in accordance with the Act.
Winding up
261.    Subject to the provisions of the Act as to preferential payments, the property of the Company on its winding up shall be distributed among the members according to their rights and interests in the Company.
262.    Unless the conditions of issue of the shares in question provide otherwise, dividends declared by the Company more than six years preceding the commencement date of a winding up of the Company, being dividends which have not been claimed within that period of six years, shall not be a claim admissible to proof against the Company for the purposes of the winding up.
263.    If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares in the capital of the Company held by them respectively. If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively; provided that this Article shall be subject to any specific rights attaching to any class of share capital.
263.1    In case of a sale by the liquidator under section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members, for the allotment to the members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or shares in the capital of the Company not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.
263.2    The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

264.    If the Company is wound up, the liquidator, with the sanction of a special resolution and any other sanction required by the Act, may divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no member shall be compelled to accept any assets upon which there is a liability.
Business Transactions
265.    In addition to any affirmative vote required by law or these Articles, and except as otherwise expressly provided in Article 266 or Article 267, a Business Transaction (as defined in Article 267.3) with, or proposed by or on behalf of, any Interested Person (as defined in Article 267.6) or any Affiliate (as defined in Article 267.1) of any Interested Person or any person who thereafter would be an Affiliate of such Interested Person shall require approval by the affirmative vote of members of the Company holding more than 50% of the votes attaching to shares in the issued share capital of the Company, excluding the voting rights attached to any shares beneficially owned by such Interested Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any Exchange or otherwise.
266.    The provisions of Article 265 shall not be applicable to any particular Business Transaction, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles, or any agreement with any Exchange, if either (i) the Business Transaction shall have been approved by a majority of the Board prior to such Interested Person first becoming an Interested Person; or (ii) prior to such Interested Person first becoming an Interested Person, a majority of the Board shall have approved such Interested Person becoming an Interested Person and, subsequently, a majority of the Independent Directors (as hereinafter defined) shall have approved the Business Transaction.
267.    The following definitions shall apply with respect to Articles 265 to 269:
267.1    The term “Affiliate” shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.
267.2    A person shall be a “beneficial owner” of any shares of the Company (a) which such person or any of its Affiliates beneficially owns within the meaning of Rule 13d-3 under the Exchange Act; (b) which such person or any of its Affiliates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time or the occurrence of one or more events), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of any security if the agreement, arrangement or understanding to vote such security arises solely from a revocable proxy or consent solicitation made pursuant to and in accordance with the Act; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Company (except to the extent permitted by the proviso of clause (b)(ii) above). For the purposes of determining whether a person is an Interested Person pursuant to Article 267.6, the number of shares of the Company deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Article 267.2, but shall not include any other shares of the Company that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
267.3    The term “Business Transaction” shall mean any of the following transactions (other than a transaction entered into with Hexagon AB and/or any of its Affiliates which relates to the Transaction including, without limitation, the Distribution Agreement, Transitional Services Agreement, Tax Disaffiliation Agreement, Employee Matters Agreement and Registration Rights Agreement) when entered into by the Company or a subsidiary of the Company with, or upon a proposal by or on behalf of, any Interested Person or any Affiliate of any Interested Person:
(a)    any merger or consolidation of the Company or any subsidiary with (i) any Interested Person, or (ii) any other body corporate which is, or after such merger or consolidation would be, an Affiliate of an Interested Person;
(b)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of the Company, to or with the Interested Person of assets of the Company (other than shares of the Company or of any subsidiary of the Company which assets have an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the issued share capital of the Company as of the date definitive documentation is entered into with respect thereto);
(c)    any transaction that results in the issuance of shares or the transfer of treasury shares by the Company or by any subsidiary of the Company of any shares of the Company or any shares of such subsidiary to the Interested Person, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Company or any such subsidiary which securities were outstanding prior to the time that the Interested Person became such, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the Interested Person became such, (iii) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares, (iv) any issuance of shares or transfer of treasury shares of the Company by the Company, provided, however, that in the case of each of the clauses (ii) through (iv) above there shall be no increase of more than one percent (1%) in the Interested Person’s proportionate share in the shares of the Company of any class or series or (v) pursuant to a public offering or private placement by the Company to an Institutional Investor (as defined in Article 267.5);
(d)    any reclassification of securities, recapitalization or other transaction involving the Company or any subsidiary of the Company which has the effect, directly or indirectly, of (i) increasing the proportionate amount of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Person or (ii) increasing the voting power, whether or not then exercisable, of an Interested Person in any class or series of shares of the Company or any subsidiary of the Company;
(e)    the adoption of any plan or proposal by or on behalf of an Interested Person for the liquidation, dissolution or winding-up of the Company; or
(f)    any receipt by the Interested Person of the benefit, directly or indirectly (except proportionately as a member of the Company), of any loans, advances, guarantees, pledges, tax benefits or other financial benefits (other than those expressly permitted in subparagraphs (a) through (e) above) provided by or through the Company or any subsidiary thereof.
267.4    The term “Independent Directors” shall mean the members of the Board who are not Affiliates or representatives of, or associated with, an Interested Person and who were either Directors prior to any person becoming an Interested Person or were recommended for election or elected to succeed such directors by a vote which includes the affirmative vote of a majority of the Independent Directors.
267.5    The term “Institutional Investor” shall mean a person that (a) has acquired, or will acquire, all of its shares in the Company in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to rule 13d-3(b) under the Exchange Act, and (b) is a registered broker dealer; a bank as defined in section 3(a)(6) of the Exchange Act; an insurance company as defined in, or an investment company registered under, the Investment Company Act of 1940 of the United States; an investment advisor registered under the Investment Advisors Act of 1940 of the United States; an employee benefit plan or pension fund subject to the Employee Retirement Income Security Act of 1974 of the United States or an endowment fund; a parent holding company, provided that the aggregate amount held directly by the parent and directly and indirectly by its subsidiaries which are not persons specified in the foregoing subclauses of this clause (b) does not exceed one percent (1%) of the securities of the subject class; or a group, provided that all the members are persons specified in the foregoing subclauses of this clause (b).
267.6    The term “Interested Person” shall mean any person other than: (a) the Company, any subsidiary, any profit-sharing, employee share ownership or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity; and/or (b) Melker Schörling AB (or any of its Affiliates) who: (i) is the beneficial owner of shares of the Company representing ten percent (10%) or more of the votes entitled to be cast by the holders of all the paid up share capital of the Company; (ii) has stated in a filing with any governmental agency or press release or otherwise publicly disclosed a plan or intention to become or consider becoming the beneficial owner of shares of the Company representing ten percent

(10%) or more of the votes entitled to be cast by the holders of all paid up share capital of the Company and has not expressly abandoned such plan, intention or consideration more than two years prior to the date in question; or (iii) is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of shares representing ten percent (10%) or more of the votes entitled to be cast by holders of all the paid up share capital of the Company.
267.7    The term “person” shall mean any individual, body corporate, partnership, unincorporated association, trust or other entity.
267.8    The term “subsidiary” is as defined in section 7 of the Act.
268.    A majority of the Independent Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, for the purposes of (i) Articles 265 and 266, all questions arising under Articles 265 and 266 including, without limitation (a) whether a person is an Interested Person, (b) the number of shares of the Company or other securities beneficially owned by any person; and (c) whether a person is an Affiliate of another; and (ii) these Articles, the question of whether a person is an Interested Person. Any such determination made in good faith shall be binding and conclusive on all parties.
269.    Nothing contained in Articles 265 to 268 shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.
Untraced members
270.    The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:
270.1    for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the share at his or her address on the Register or at the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);
270.2    at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in Ireland (and a national daily newspaper published in the United States of America and, to the extent that the Company has any shares or depository receipts representing shares in the Company listed on any Exchange in another country, a national daily newspaper published in such country) and in a newspaper circulating in the area in which the address referred to in Article 270.1 is located the Company has given notice of its intention to sell such share;
270.3    during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Company has not received any communication from the member or person entitled by transmission; and
270.4    the Company has first given notice in writing to the appropriate sections of any Exchange on which the Company’s shares or depository receipts in respect of shares are normally traded of its intention to sell such shares.

271.    Where a share, which is to be sold as provided in Article 270, is held in uncertificated form, the Directors may authorise any person to do all that is necessary to change such share into certificated form prior to its sale.
272.    To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the member or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the member of the shares comprised in any such transfer and he or she shall not be bound to see to the application of the purchase moneys nor shall his or her title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
273.    The Company shall account to the member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Moneys carried to such separate account may be either employed in the business of the Company or held as cash or cash equivalents, or invested in such investments as the Directors may think fit, from time to time.
Destruction of records
274.    The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of name or change of address however received at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:
274.1    the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
274.2    nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and
274.3    references herein to the destruction of any document include references to the disposal thereof in any manner.
Indemnification
275.
275.1    Subject to the provisions of and so far as may be permitted by the Act, each person who is or was a Director or Company Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company and in which judgment is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by a court of competent jurisdiction.
275.2    As far as permissible under the Act, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another body corporate, partnership, joint venture, trust or other enterprise (each individually, a “Covered Person”), against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of, in whole or in part (or arising in whole or in part out of) the fact that he or she is or was a Covered Person, provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Person’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.
275.3    In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Act, each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the Court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Act or to any person holding the office of auditor in relation to the Company.
275.4    Any indemnification under this Article 275 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.
275.5    As far as permissible under the Act, the Company shall advance all expenses, including attorneys’ fees, actually and reasonably incurred in connection with any proceeding for which indemnification is permitted pursuant to this Article 275 upon receipt of an undertaking by the particular indemnitee to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these articles.
275.6    It being the policy of the Company that indemnification of the persons specified in this Article 275 shall be made to the fullest extent permitted by law, the indemnification provided by this Article 275 shall not be deemed exclusive of: (a) any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, these Articles, any agreement, any insurance purchased by the Company, any vote of members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) the power of the Company to indemnify or maintain insurance for any person who is or was an employee or agent of the Company or of another body corporate, partnership, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company to the fullest extent provided by law, or (c) any amendments or replacements of the Act which permit for greater indemnification of the persons specified in this Article 275 and any such amendment or replacement of the Act shall hereby be incorporated into these Articles. As used in this Article 275, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or any predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this Article 275 shall continue as to a person who has ceased to be a Director, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of such Directors, officers, employees or other indemnitees.
275.7    The Directors shall have power to purchase and maintain for any Director, the Company Secretary or other officers or employees of the Company or its subsidiaries insurance against any such liability as referred to in the Act.